                                                                     EXHIBIT 2.1


--------------------------------------------------------------------------------


                              AMENDED AND RESTATED


                          AGREEMENT AND PLAN OF MERGER



                           DATED AS OF OCTOBER 8, 1998

                                      AMONG

                            HARCOURT BRACE & COMPANY

                               MOSBY PARENT CORP.,

                            MOSBY ACQUISITION CORP.,

                            THE TIMES MIRROR COMPANY

                                       AND

                                   MOSBY, INC.


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
                                TABLE OF CONTENTS


                                                                                                    Page
                                                                                                    ----
ARTICLE 1 THE MERGER ..........................................................................      3
         SECTION 1.1. The Merger ..............................................................      3
         SECTION 1.2. Effective Time ..........................................................      3
         SECTION 1.3. Closing of the Merger ...................................................      3
         SECTION 1.4. Effects of the Merger ...................................................      3
         SECTION 1.5. Articles of Incorporation and Bylaws ....................................      4
         SECTION 1.6. Directors ...............................................................      4
         SECTION 1.7. Officers ................................................................      4
         SECTION 1.8. Conversion of Shares ....................................................      4
                      (a) Merger Consideration ................................................      4
                      (b) Conversion of Stock of MergerSub ....................................      4
                      (c) Cancellation of Treasury Shares .....................................      5
         SECTION 1.9. Exchange of Certificates ................................................      5
                      (a) Delivery of Certificates Representing Merger Consideration ..........      5
                      (b) Delivery of Certificates Representing Shares ........................      5
                      (c) Effect of Exchange ..................................................      5

ARTICLE 2 CONDITIONS TO CLOSING ...............................................................      5
         SECTION 2.1. Conditions to All Parties' Obligations ..................................      5
                      (a) HSR Act; Other Governmental Approvals ...............................      5
                      (b) No Order ............................................................      6
                      (c) Certain Agreements ..................................................      6
         SECTION 2.2. Conditions to Acquiror, Mosby Parent and MergerSub's Obligations ........      6
                      (a) Representations, Warranties and Covenants ...........................      6
                      (b) Certificates of Good Standing .......................................      7
                      (c) Resolutions .........................................................      7
                      (d) Third-Party Consents ................................................      7
                      (e) Legal Opinion .......................................................      7
         SECTION 2.3. Exception to the Conditions to Acquiror, Mosby Parent and MergerSub's
                      Obligations .............................................................      7
         SECTION 2.4. Conditions to Times Mirror and Mosby's Obligations ......................      8
                      (a) Representations, Warranties and Covenants ...........................      8
                      (b) Certificates of Good Standing .......................................      8
                      (c) Resolutions .........................................................      8
                      (d) Third-Party Consents ................................................      9
                      (e) Legal Opinions ......................................................      9
         SECTION 2.5. Substitution Transaction ................................................      9

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF TIMES MIRROR ......................................     10

                                                                                                    Page
                                                                                                    ----
         SECTION 3.1. Organization and Good Standing of Mosby .................................      10
         SECTION 3.2. Authority of Mosby ......................................................      10
         SECTION 3.3. No Breach ...............................................................      11
         SECTION 3.4. Consents and Approvals ..................................................      11
         SECTION 3.5. Capital Stock of Mosby ..................................................      11
         SECTION 3.6. Equity Interests ........................................................      12
         SECTION 3.7. Financial Statements ....................................................      12
                      (a) Audited Financial Statements ........................................      12
                      (b) Unaudited Pro Forma Asset and Liability Statement ...................      12
                      (c) Unaudited Interim Financial Statements ..............................      12
                      (d) Absence of Undisclosed Liabilities ..................................      13
         SECTION 3.8. Nonforeign Certification ................................................      13
         SECTION 3.9. Assets Other Than Real Property .........................................      13
         SECTION 3.10. Real Property ..........................................................      13
                       (a) Owned Property .....................................................      13
                       (b) Leased Property ....................................................      13
                       (c) Title to Real Property .............................................      14
         SECTION 3.11. Intellectual Property ..................................................      14
                       (a) Trademarks .........................................................      14
                       (b) Copyrights .........................................................      14
                       (c) Licenses ...........................................................      15
                       (d) Claims .............................................................      15
                       (e) No Restrictions ....................................................      15
         SECTION 3.12. Contracts ..............................................................      15
                       (a) Employment, Independent Contractor and Consulting Agreements .......      15
                       (b) Collective Bargaining Agreements ...................................      15
                       (c) Non-Competition Agreements .........................................      16
                       (d) Agreements with Officers, Directors or Employees ...................      16
                       (e) Leases of Real Property ............................................      16
                       (f) Personal Property Leases ...........................................      16
                       (g) Supply and Service Agreements ......................................      16
                       (h) Indebtedness .......................................................      16
                       (i) Guarantees .........................................................      16
                       (j) Partnerships and Joint Ventures ....................................      17
                       (k) Author Contracts ...................................................      17
                       (l) Professional Association or Society Journals .......................      17
                       (m) Executory Sale or Acquisition Contracts ............................      17
                       (n) Other Agreements ...................................................      17
         SECTION 3.13. Litigation; Decrees ....................................................      17
         SECTION 3.14. Employee and Related Matters; ERISA ....................................      18
                       (a) Plans ..............................................................      18
                       (b) Compliance with ERISA and the Code .................................      19
                       (c) Multiemployer Plan Liabilities .....................................      19
                       (d) Accumulated Funding Deficiencies; Liens ............................      19

                                                                                                    Page
                                                                                                    ----
                       (e) Employee Welfare Benefit Plans .....................................      19
                       (f) Foreign Plans ......................................................      19
         SECTION 3.15. Absence of Changes or Events ...........................................      20
         SECTION 3.16. Compliance with Applicable Laws ........................................      20
                       (a) General ............................................................      20
                       (b) Hazardous Materials ................................................      20
                       (c) Notices of Certain Environmental Matters ...........................      20
                       (d) Definitions ........................................................      21
         SECTION 3.17. Taxes ..................................................................      21
                       (a) Tax Returns and Taxes ..............................................      21
                       (b) Withholding Taxes ..................................................      21
                       (c) Other Taxes ........................................................      21
                       (d) Definitions ........................................................      22
         SECTION 3.18. Employee and Labor Relations ...........................................      22
         SECTION 3.19. Working Capital ........................................................      23
         SECTION 3.20. Transition Services Agreements .........................................      23
                       (a) Mosby/MB Transition Services Agreement .............................      23
                       (b) StayWell/Mosby Transition Services Agreement .......................      23
                       (c) Mosby/StayWell Transition Services Agreement .......................      23
         SECTION 3.21. Transactions with Affiliates ...........................................      23
         SECTION 3.22. Returns ................................................................      24
         SECTION 3.23. Organization and Good Standing of Times Mirror .........................      24
         SECTION 3.24. Authority of Times Mirror ..............................................      24
         SECTION 3.25. Brokers ................................................................      24
         SECTION 3.26. Sufficiency of Assets ..................................................      24
         SECTION 3.27. Legal Opinion ..........................................................      25

ARTICLE 4 [INTENTIONALLY OMITTED] .............................................................      25

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF ACQUIROR, MOSBY PARENT AND MERGERSUB ..............      25
         SECTION 5.1. Organization and Good Standing of Acquiror, Mosby Parent and MergerSub ..      25
                      (a) As to Acquiror ......................................................      25
                      (b) As to Mosby Parent ..................................................      25
                      (c) As to MergerSub .....................................................      25
         SECTION 5.2. Authority ...............................................................      25
         SECTION 5.3. No Breach ...............................................................      26
         SECTION 5.4. Consents and Approvals ..................................................      26
         SECTION 5.5. Funding .................................................................      26
         SECTION 5.6. Brokers .................................................................      27
         SECTION 5.7. No Prior Activities .....................................................      27

ARTICLE 6  COVENANTS OF MOSBY AND TIMES MIRROR ................................................      27
         SECTION 6.1. Delivery of Interim Financial Statements ................................      27

                                                                                                    Page
                                                                                                    ----
         SECTION 6.2. Access ..................................................................      27
         SECTION 6.3. Ordinary Conduct ........................................................      28
                      (a) Charter and Bylaws ..................................................      28
                      (b) Dividends ...........................................................      28
                      (c) Capital Stock .......................................................      28
                      (d) Employee Matters ....................................................      28
                      (e) Compensation ........................................................      28
                      (f) Indebtedness ........................................................      29
                      (g) Encumbrances ........................................................      29
                      (h) Cancellation of Indebtedness ........................................      29
                      (i) Related Party Transactions ..........................................      29
                      (j) Accounting Policies .................................................      29
                      (k) Reorganizations .....................................................      29
                      (l) Capital Expenditures ................................................      29
                      (m) Asset Dispositions ..................................................      30
                      (n) Material Contracts ..................................................      30
                      (o) Write Downs .........................................................      30
                      (p) Change in Business ..................................................      30
                      (q) Loans ...............................................................      30
                      (r) Agreements ..........................................................      30
         SECTION 6.4. Insurance ...............................................................      30
         SECTION 6.5. Assignment of Confidentiality Agreements ................................      31
         SECTION 6.6. No Transfer of Mosby Parent Shares ......................................      32
         SECTION 6.7. Lease of 11830 Westline Property ........................................      32

ARTICLE 7 COVENANTS OF ACQUIROR, MOSBY PARENT AND MERGERSUB ...................................      32
         SECTION 7.1. Certain Pre-Effective Time Transactions .................................      32
                      (a) Issuance of MergerSub Common Stock and MergerSub Preferred Stock ....      32
                      (b) Issuance of Mosby Parent Preferred Stock ............................      32
                      (c) Issuance of Mosby Parent Common Stock ...............................      33
         SECTION 7.2. Formation of Eagle Publishing Investments, LLC ..........................      33
         SECTION 7.3. No Changes in Mosby Parent or MergerSub Charter .........................      33
         SECTION 7.4. Confidentiality .........................................................      33
         SECTION 7.5. No Additional Representations ...........................................      33
         SECTION 7.6. Action Contrary to Tax-Free Treatment ...................................      34
         SECTION 7.7. MergerSub Debt ..........................................................      34
         SECTION 7.8. Enforceability of LLC Agreement .........................................      34

ARTICLE 8  MUTUAL COVENANTS ...................................................................      34
         SECTION 8.1. Cooperation .............................................................      34
         SECTION 8.2. Publicity ...............................................................      34
         SECTION 8.3. Antitrust Notification ..................................................      35
         SECTION 8.4. Records .................................................................      35

                                                                                                    Page
                                                                                                    ----
         SECTION 8.5. Closing Asset and Liability Statement; Closing Financial Reporting (FDC)
                      Package .................................................................      36
                      (a) Closing Asset and Liability Statement ...............................      36
                      (b) Closing Financial Reporting (FDC) Package ...........................      37
         SECTION 8.6. Further Assurances ......................................................      37
         SECTION 8.7. Contribution of Intercompany Debt .......................................      37
         SECTION 8.8. Non-Competition .........................................................      37

ARTICLE 9  TERMINATION; AMENDMENT; WAIVER .....................................................      38
         SECTION 9.1. Termination .............................................................      38
         SECTION 9.2. Termination Fee .........................................................      39
         SECTION 9.3. Return of Confidential Information ......................................      39
         SECTION 9.4. Effects of Termination ..................................................      40

ARTICLE 10  EMPLOYEE AND RELATED MATTERS ......................................................      40
         SECTION 10.1. Continuation of Employment .............................................      40
                       (a) Offers of Employment ...............................................      40
                       (b) No Termination .....................................................      41
                       (c) WARN Act and Other Matters .........................................      41
         SECTION 10.2. Continuation of Plans ..................................................      41
         SECTION 10.3. Acquiror's and MergerSub's Benefit Responsibilities ....................      41
         SECTION 10.4. 401(k) Plan Interests ..................................................      42
         SECTION 10.5. Indemnification for Certain Matters ....................................      42
                       (a) Indemnification by Times Mirror ....................................      43
                       (b) Indemnification by Acquiror ........................................      43
                       (c) Cooperation ........................................................      43
                       (d) No Inference .......................................................      43
                       (e) Relationship to Section 2.3 and Article 11 .........................      43
         SECTION 10.6. Transfer of Times Mirror Defined Benefit Plan ..........................      44
         SECTION 10.7. Continuation of Certain Welfare Benefits Through Effective Time ........      45
         SECTION 10.8. Modifications ..........................................................      45
         SECTION 10.9. Mutual Cooperation .....................................................      45
                       (a) General ............................................................      45
                       (b) Performance Bonus Payments; Stock Options ..........................      46
         SECTION 10.10. Certain Definitions ...................................................      46

ARTICLE 11  INDEMNIFICATION ...................................................................      47
         SECTION 11.1. Tax Indemnification by Times Mirror ....................................      47
                       (a) Tax Indemnity ......................................................      47
                       (b) Apportionment of Taxes .............................................      47
         SECTION 11.2. Other Indemnification by Times Mirror ..................................      48
         SECTION 11.3. Indemnification by Acquiror ............................................      48
         SECTION 11.4. Losses Net of Insurance ................................................      49
         SECTION 11.5. Termination of Indemnification .........................................      49

                                                                                                    Page
                                                                                                    ----
         SECTION 11.6. Procedures Relating to Indemnification (Except Under Section 11.1) .....      49
         SECTION 11.7. Procedures Relating to Indemnification of Tax Claims ...................      51
         SECTION 11.8. Exclusive Remedy .......................................................      52
         SECTION 11.9. Waiver of Certain Claims ...............................................      52
                       (a) Waivers Related to Mosby Parent ....................................      52
                       (b) Waivers Related to Mosby ...........................................      52
                       (c) Transferees Bound ..................................................      52

ARTICLE 12 TAX MATTERS ........................................................................      53
         SECTION 12.1. Taxes ..................................................................      53
                       (a) Returns and Payments ...............................................      53
                       (b) Transfer Taxes .....................................................      53
         SECTION 12.2. Cooperation ............................................................      53
         SECTION 12.3. Tax Sharing Agreements .................................................      53

ARTICLE 13 MISCELLANEOUS ......................................................................      54
         SECTION 13.1. Expenses ...............................................................      54
         SECTION 13.2. Attorneys' Fees ........................................................      54
         SECTION 13.3. Assignment .............................................................      54
         SECTION 13.4. No Third-Party Beneficiaries ...........................................      54
         SECTION 13.5. Notices ................................................................      54
         SECTION 13.6. Counterparts ...........................................................      56
         SECTION 13.7. Entire Agreement .......................................................      56
         SECTION 13.8. Severability ...........................................................      56
         SECTION 13.9. Amendment ..............................................................      56
         SECTION 13.10. Extension; Waiver .....................................................      56
         SECTION 13.11. Dispute Resolution ....................................................      57
                        (a) Accounting Disputes ...............................................      57
                        (b) Other Disputes ....................................................      57
         SECTION 13.12. Interpretation of this Agreement ......................................      58
                        (a) Construction ......................................................      58
                        (b) Knowledge .........................................................      58
                        (c) Governing Law .....................................................      58
                        (d) Headings, Exhibits and Schedules ..................................      58
                        (e) Representation By Counsel; Interpretation .........................      59
         SECTION 13.13. Survival of Representations ...........................................      59
         SECTION 13.14. No Punitive Damages ...................................................      59
         SECTION 13.15. Adjustments ...........................................................      59
         SECTION 13.16. Specific Performance ..................................................      59
         SECTION 13.17. Amendment and Restatement .............................................      60

                                TABLE OF EXHIBITS


Exhibit A............................Restated Certificate of Incorporation of Mosby Parent
Exhibit B..................................Restated Articles of Incorporation of MergerSub
Exhibit C....................Certificate of Formation of Eagle Publishing Investments, LLC
Exhibit D.........Limited Liability Company Agreement of Eagle Publishing Investments, LLC
Exhibit E..............................................Mosby Parent Stockholders Agreement
Exhibit F.................................................MergerSub Shareholders Agreement
Exhibit G...........................................Mosby/MB Transition Services Agreement
Exhibit H.....................................StayWell/Mosby Transition Services Agreement
Exhibit I.....................................Mosby/StayWell Transition Services Agreement


                               TABLE OF SCHEDULES


3.1      Mosby Foreign Jurisdictions                        3.13     Litigation; Decrees
3.3      Mosby and Times Mirror Conflicts                   3.14(a)  Plans
3.6      Mosby Subsidiaries                                 3.14(b)  Compliance with ERISA and Code
3.7(a)   Mosby Financial Statements                         3.14(c)  Multiemployer Plans
3.7(b)   Mosby Pro Forma Asset and Liability Statement      3.14(e)  Employee Welfare Benefit Plans
3.7(c)   Unaudited Interim Financial Statements             3.14(f)  Foreign Plans
3.7(d)   Undisclosed Liabilities                            3.15     Changes or Events
3.9      Certain Liens                                      3.16     Compliance with Applicable Laws
3.10(a)  Owned Property                                     3.17(a)  Tax Returns and Taxes
3.10(b)  Leased Property                                    3.17(c)  Other Taxes
3.11(a)  Intellectual Property                              3.18     Employee and Labor Relations
3.11(b)  Top 200 Publications                               3.21     Transactions with Affiliates
3.11(c)  Licenses                                           3.22     Rights of Return
3.11(d)  Claims                                             6.3      Ordinary Conduct
3.12(a)  Employment, etc. Agreements                        6.3(l)   Mosby 1998 Capital Expenditure Budget
3.12(b)  Collective Bargaining Agreements                   6.4      Mosby Insurance Policies
3.12(c)  Non-Competition Agreements                         10.3     Severance Benefits
3.12(d)  Agreements with Officers, Directors or Employees
3.12(e)  Leases of Real Property
3.12(f)  Personal Property Leases
3.12(g)  Supply and Service Agreements
3.12(h)  Indebtedness
3.12(i)  Guarantees
3.12(j)  Partnerships and Joint Ventures
3.12(k)  Author Contracts
3.12(l)  Professional Association Society Journals
3.12(m)  Executory Sale or Acquisition Contracts
3.12(n)  Other Agreements
3.12(o)  Contract Defaults

                             TABLE OF DEFINED TERMS

                                                            Cross Reference
Term                                                          in Agreement                Page
----                                                         --------------               ----
Acquiror Entity                                              Section 10.5(a)               39
Acquiror Material Adverse Effect                             Section 5.1(a)                23
Acquiror                                                     Preamble                       1
Agreement                                                    Preamble                       1
Closing Asset and Liability Statement                        Section 8.5                   33
Closing Date                                                 Section 1.3                    3
Closing                                                      Section 1.3                    3
Code                                                         Recitals                       2
Confidentiality Agreement                                    Section 6.2                   25
Contracts                                                    Section 3.13                  14
DOJ                                                          Section 8.3                   32
Eagle Publishing Investments, LLC                            Recitals                       2
Effective Time                                               Section 1.2                    3
Enforceability Exceptions                                    Section 3.2                   10
Environmental Law                                            Section 3.16(d)(ii)           19
ERISA Affiliate                                              Section 3.14(a)               17
ERISA                                                        Section 3.14(b)               17
Existing Merger Agreement                                    Recitals                       1
FTC                                                          Section 8.3                   32
GAAP                                                         Section 3.7(a)                11
Hazardous Material                                           Section 3.16(d)(i)            19
HSR Act                                                      Section 2.1(a)                 5
Indemnified party                                            Section 11.6                  45
Interim Period                                               Section 11.1(a)               43
IRS                                                          Section 12.1(a)               48
Leased Properties                                            Section 3.10(b)               12
Lien                                                         Section 3.3                   10
LLC Agreement                                                Recitals                       2
LLC Certificate of Formation                                 Recitals                       2
Losses                                                       Section 2.3                    7
Merger Certificate                                           Section 1.2                    3
Merger Consideration                                         Section 1.8(a)                 4
Merger                                                       Section 1.1                    3
MergerSub Articles of Incorporation                          Recitals                       1
MergerSub Common Stock                                       Recitals                       1
MergerSub Debt                                               Recitals                       2
MergerSub Participating Preferred Stock                      Recitals                       1
MergerSub Preferred Stock                                    Recitals                       1
MergerSub                                                    Preamble                       1

                                                            Cross Reference
Term                                                          in Agreement                Page
----                                                         --------------               ----
MGBCL                                                        Section 1.1                    3
Mosby Asset and Liability Statement                          Section 3.7(a)                11
Mosby Claims                                                 Section 6.4(b)                28
Mosby Employee                                               Section 10.10                 42
Mosby Liabilities                                            Section 6.4(b)                28
Mosby Material Adverse Effect                                Section 3.1                    9
Mosby Net Working Capital                                    Section 3.19                  21
Mosby Parent Certificate of Incorporation                    Recitals                       1
Mosby Parent Common Stock                                    Recitals                       2
Mosby Parent Preferred Stock                                 Recitals                       2
Mosby Parent                                                 Preamble                       1
Mosby Personnel                                              Section 10.10                 42
Mosby Plan                                                   Section 3.14(a)               17
Mosby Pro Forma Asset and Liability Statement                Section 3.7(b)                11
Mosby Retirees                                               Section 10.10                 42
Mosby                                                        Preamble                       1
Net ABO                                                      Section 10.6                  40
Net Intercompany Debt                                        Section 8.7                   34
Non-Income Taxes                                             Section 11.1(a)               43
Owned Properties                                             Section 3.10(a)               12
Permitted Liens                                              Section 3.9                   12
Plans                                                        Section 3.14(a)               17
Pre-Closing Periods                                          Section 11.1(a)               43
Preliminary Transfer Amount                                  Section 10.6                  40
Real Properties                                              Section 3.10(b)               12
Records                                                      Section 8.4(a)                32
Renegotiation Period                                         Section 2.5                    8
Revision Date                                                Section 2.5                    8
SFAS 87                                                      Section 10.6                  40
Share or Shares                                              Section 1.8(a)                 4
Substitution Transaction                                     Section 2.5                    9
Surviving Corporation                                        Section 1.1                    3
Tax Claim                                                    Section 11.7                  47
Tax or Taxes                                                 Section 3.17(c)(i)            20
Tax Return                                                   Section 3.17(c)(ii)           20
Third-Party Claim                                            Section 11.6                  45
Times Mirror 401(k) Plan                                     Section 10.4                  39
Times Mirror Entity                                          Section 10.5(a)               39
Times Mirror Insurance Policies                              Section 6.4(b)                28
Times Mirror Pension Plan                                    Section 10.6                  40
Times Mirror Plan                                            Section 3.14(a)               17
Times Mirror                                                 Preamble                       1
Top 200 Publications                                         Section 3.11(b)               13
Top Ten Journals                                             Section 3.11(b)               13

                                                            Cross Reference
Term                                                          in Agreement                Page
----                                                         --------------               ----
Trademarks                                                   Section 3.11(a)               13
Transfer Amount                                              Section 10.6                  40
Voting Power                                                 Recitals                       1
Westline Property                                            Section 6.7                   29

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

         THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of October 8, 1998 is among THE TIMES MIRROR COMPANY, a Delaware corporation, ("Times Mirror"), MOSBY, INC., a Missouri corporation and a wholly owned subsidiary of Times Mirror ("Mosby"), HARCOURT BRACE & COMPANY, a Delaware corporation ("Acquiror"), MOSBY PARENT CORP., a Delaware corporation ("Mosby Parent"), and MOSBY ACQUISITION CORP., a Missouri corporation ("MergerSub").

         WHEREAS, Times Mirror, Mosby, Acquiror, Mosby Parent and MergerSub have entered into an Agreement and Plan of Merger dated as of May 6, 1998 (the "Existing Merger Agreement");

         WHEREAS, Times Mirror, Mosby, Acquiror, Mosby Parent and MergerSub desire to amend and restate the Existing Merger Agreement on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, in anticipation of the Merger (as defined in Section 1.1), Mosby Parent will file a Restated Certificate of Incorporation of Mosby Parent, substantially in the form attached hereto as Exhibit A (the "Mosby Parent Certificate of Incorporation") with the Secretary of State of the State of Delaware;

         WHEREAS, in anticipation of the Merger, MergerSub will file a Restated Articles of Incorporation of MergerSub substantially in the form attached hereto as Exhibit B (the "MergerSub Articles of Incorporation") with the Secretary of State of the State of Missouri;

         WHEREAS, immediately prior to the Effective Time (as defined in Section 1.2), in consideration of an amount in cash equal to $415,000,000 less the net proceeds received by MergerSub from the MergerSub Debt (as defined below) from Acquiror, MergerSub will issue to Acquiror (i) 1,650 shares of Common Stock, par value $.01 per share, of MergerSub ("MergerSub Common Stock"), which MergerSub Common Stock will have 20% of the voting power of all of the outstanding shares of capital stock entitled to vote in an election of directors ("Voting Power") and such other designations, preferences, voting powers, rights and qualifications as are set forth in the MergerSub Articles of Incorporation, (ii) 100% of the authorized shares of Nonvoting Participating Preferred Stock, par value $.01 per share, of MergerSub ("MergerSub Participating Preferred Stock"), and (iii) 100% of the authorized shares of Voting Preferred Stock, par value $.01 per share, of MergerSub ("MergerSub Preferred Stock"), which MergerSub Preferred Stock will have 80% of the Voting Power and such other designations, preferences, voting powers, rights and qualifications as are set forth in the MergerSub Articles of Incorporation;

         WHEREAS, immediately prior to the Effective Time (as defined in Section 1.3), MergerSub will borrow up to $200,000,000 on terms not inconsistent with the terms set forth in Section 7.7 ("MergerSub Debt") from Acquiror;

         WHEREAS, immediately prior to the Effective Time, in consideration for 100% of the authorized and outstanding shares of MergerSub Preferred Stock and 100% of the authorized and outstanding shares of MergerSub Participating Preferred Stock held by Acquiror, Mosby Parent will issue to Acquiror 100% of the authorized shares of Voting Preferred Stock, par value $.01 per share, of Mosby Parent ("Mosby Parent Preferred Stock"), which Mosby Parent Preferred Stock will have 80% of the Voting Power and such other designations, preferences, voting powers, rights and qualifications as are set forth in the Mosby Parent Certificate of Incorporation;

         WHEREAS, immediately prior to the Effective Time, in consideration for $415,000,000, Mosby Parent will issue to MergerSub 100% of the authorized shares of Common Stock, par value $.01 per share, of Mosby Parent ("Mosby Parent Common Stock"), which Mosby Parent Common Stock will have 20% of the Voting Power and such other designations, preferences, voting powers, rights and qualifications as are set forth in the Mosby Parent Certificate of Incorporation;

         WHEREAS, in anticipation of the Merger, Mosby Parent will cause Eagle Publishing Investments, LLC, a single-member Delaware limited liability company ("Eagle Publishing Investments, LLC") to be formed under the laws of the State of Delaware prior to the Effective Time by the filing of the Certificate of Formation of Eagle Publishing Investments, LLC which is attached hereto as Exhibit C (the "LLC Certificate of Formation");

         WHEREAS, in anticipation of the Merger, Mosby Parent and Times Mirror will enter into the Limited Liability Company Agreement of Eagle Publishing Investments, LLC pursuant to which, immediately after the Effective Time, Times Mirror will be appointed the manager of Eagle Publishing Investments, LLC, which is attached hereto as Exhibit D (the "LLC Agreement");

         WHEREAS, immediately after the Effective Time, in accordance with the terms of the Eagle Publishing Investments, LLC Agreement, Mosby Parent will make a contribution to Eagle Publishing Investments, LLC in the amount of $415,000,000;

         WHEREAS, the Boards of Directors of Times Mirror, Mosby, Acquiror, Mosby Parent and MergerSub have each (i) determined that the Merger is fair and in the best interests of their respective stockholders and (ii) approved the Merger in accordance with this Agreement; and

         WHEREAS, for federal income tax purposes it is intended that the Merger qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986 as amended (the "Code").

         NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby the Times Mirror, Mosby, Acquiror, Mosby Parent and MergerSub hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         SECTION 1.1. The Merger. At the Effective Time (as defined in Section 1.3) and upon the terms and subject to the conditions of this Agreement and in accordance with the Missouri General and Business Corporation Law (the "MGBCL"), MergerSub shall be merged with and into Mosby (the "Merger"). Following the Merger, Mosby shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of MergerSub shall cease. The Merger is intended to qualify as a tax-free reorganization under Section 368 of the Code.

         SECTION 1.2. Effective Time. Subject to the terms and conditions set forth in this Agreement, Articles of Merger in the form and substance complying with all applicable provisions of the MGBCL (the "Merger Certificate") shall be duly executed and acknowledged by Mosby and MergerSub and thereafter delivered to the Secretary of State of the State of Missouri for filing pursuant to the MGBCL on the Closing Date (as defined in Section 1.3). The Merger shall become effective upon the issuance of a certificate of merger by the Secretary of State of the State of Missouri in accordance with the MGBCL (the time the Merger becomes effective being referred to herein as the "Effective Time").

         SECTION 1.3. Closing of the Merger. The closing of the Merger and the other transactions contemplated by this Agreement and by the LLC Agreement (the "Closing") will take place at 11:59:59 P.M. on a date (the "Closing Date") which shall be on the fifth business day following the satisfaction or waiver of the conditions set forth in Section 2.1 occurs at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071, unless another time, date or place is agreed to in writing by the parties hereto.

         SECTION 1.4. Effects of the Merger. The Merger shall have the effects set forth in the MGBCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the properties, rights, privileges, powers and franchises of Mosby and MergerSub shall vest in the Surviving Corporation and all debts, liabilities and duties of Mosby and MergerSub (including any debts, liabilities and duties arising under this Agreement after the Effective Time) shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.5. Articles of Incorporation and Bylaws. The Articles of Incorporation of Mosby shall be amended and restated at the Effective Time in accordance with the MGBCL to be substantially identical to the MergerSub Articles of Incorporation as in effect immediately prior to the Effective Time and, as so amended and restated, the Articles of Incorporation of Mosby shall be the Articles of Incorporation of the Surviving Corporation. The Bylaws of MergerSub in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

         SECTION 1.6. Directors. The directors of MergerSub at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

         SECTION 1.7. Officers. The officers of MergerSub at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

         SECTION 1.8. Conversion of Shares.

                  (a) Merger Consideration. At the Effective Time, each share of common stock, par value $100.00 per share, of Mosby (individually a "Share" and collectively the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares held in Mosby's treasury or by any of Mosby's subsidiaries) shall, by virtue of the Merger and without any action on the part of MergerSub, Mosby or the holder thereof, be converted into and exchanged for a number of the fully paid and nonassessable shares of Mosby Parent Common Stock held by MergerSub immediately prior to the Effective Time equal to a fraction, the numerator of which is the number of shares of Mosby Parent Common Stock held by MergerSub immediately prior to the Effective Time and the denominator of which is the number of Shares outstanding immediately prior to the Effective Time (the "Merger Consideration").

                  (b) Conversion of Stock of MergerSub. At the Effective Time,
(i) each share of the MergerSub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation having designations, preferences, voting powers, rights and qualifications identical to those of the MergerSub Common Stock, (ii) each share of the MergerSub Participating Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of nonvoting participating preferred stock, par value $.01 per share, of the Surviving Corporation having designations, preferences, voting powers, rights and qualifications identical to those of the MergerSub Participating Preferred Stock and (iii) each share of MergerSub Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of preferred stock, par value $.01 per share, of the Surviving Corporation having designations, preferences, voting powers, rights and qualifications identical to those of the MergerSub Preferred Stock.

                  (c) Cancellation of Treasury Shares. At the Effective Time, each Share held in the treasury of Mosby or by any direct or indirect wholly owned subsidiary of Mosby immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of MergerSub, Mosby or the holder thereof, be canceled, retired and cease to exist and no Merger Consideration shall be delivered with respect thereto.

         SECTION 1.9.  Exchange of Certificates.

                  (a) Delivery of Certificates Representing Merger Consideration. At the Effective Time, MergerSub shall deliver to Times Mirror certificates representing the number of shares of Mosby Parent Common Stock to be delivered pursuant to Section 1.8(a) in exchange for certificates representing outstanding Shares.

                  (b) Delivery of Certificates Representing Shares. At the Effective Time, Times Mirror shall deliver to MergerSub for cancellation in accordance with this Article 1 certificates representing the Shares.

                  (c) Effect of Exchange. All shares of Mosby Parent Common Stock delivered upon the surrender of certificates representing Shares in accordance with the terms hereof shall be deemed, to the fullest extent permitted by applicable law, to have been delivered in full satisfaction of all rights pertaining to such Shares, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time.

                                    ARTICLE 2

                              CONDITIONS TO CLOSING

         SECTION 2.1. Conditions to All Parties' Obligations. The respective obligations of the parties hereto to consummate the Merger shall be subject to the satisfaction (or waiver by each party) as of the Effective Time of the following conditions:

                  (a) HSR Act; Other Governmental Approvals. Any waiting period applicable to the consummation of the Merger contemplated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") shall have expired or have been terminated, and any other notice or approvals to or of any federal, state or foreign governmental authority with respect to the Merger shall have been either filed, in the case of notices, or received, in the case of approvals.

                  (b) No Order. No federal, state or foreign governmental authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which remains in effect, and which has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

                  (c) Certain Agreements. (i) Acquiror, Mosby Parent and Times Mirror each will have executed and delivered the Mosby Parent Stockholders Agreement, substantially in the form attached hereto as Exhibit E, (ii) Acquiror, Mosby Parent and MergerSub each will have executed and delivered the MergerSub Stockholders Agreement, substantially in the form attached hereto as Exhibit F, (iii) Mosby Parent shall have adopted bylaws in form and substance reasonably satisfactory to the parties hereto and not inconsistent with the terms of this Agreement, (iv) MergerSub shall have adopted bylaws in form and substance reasonably satisfactory to the parties hereto and not inconsistent with the terms of this Agreement and (v) Mosby Parent and Times Mirror shall have executed and delivered the LLC Agreement.

         SECTION 2.2. Conditions to Acquiror, Mosby Parent and MergerSub's Obligations. The obligations of Acquiror, Mosby Parent and MergerSub to consummate the Merger are subject to the satisfaction (or waiver by each of Acquiror, Mosby Parent and MergerSub) as of the Effective Time of the following conditions:

                  (a) Representations, Warranties and Covenants. Subject to
Section 2.3, the representations and warranties of Times Mirror made in this Agreement and qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Effective Time, unless such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date), as though made at and as of the Effective Time and each of Mosby and Times Mirror shall have performed or complied with, or shall have caused to be performed or complied with, in all material respects all obligations and covenants required by this Agreement to be performed or complied with by Mosby, Times Mirror or any affiliate of Times Mirror by the Effective Time; and Acquiror, Mosby Parent and MergerSub shall have received from Times Mirror a certificate dated the Closing Date and signed by an authorized officer of Times Mirror confirming the foregoing.

                  (b) Certificates of Good Standing. Acquiror, Mosby Parent and MergerSub shall have received (i) certificates as to Mosby and Times Mirror issued by the appropriate governmental authority of the state of incorporation of each of Mosby and Times Mirror, (ii) certificates as to Mosby issued by the appropriate governmental authority of each of the states set forth on Schedule 3.1, (iii) certificates as to each of the corporations and other entities set forth on Schedule 3.6 issued by the appropriate governmental authority of each of the jurisdictions or states of incorporation or organization of such corporations or other entities and (iv) from Eagle Publishing Investments, LLC, a certificate as to Eagle Publishing Investments, LLC issued by the appropriate governmental authority of the jurisdiction of formation of Eagle Publishing Investments, LLC, in each case evidencing such corporation or other entity's good standing in such jurisdiction or state as of a date not more than ten days prior to the Effective Time.

                  (c) Resolutions. Acquiror, Mosby Parent and MergerSub shall have received (i) from Mosby certified copies of resolutions duly adopted by the Board of Directors of Mosby authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and (ii) from Times Mirror certified copies of resolutions duly adopted by the Board of Directors of Times Mirror authorizing the execution, delivery and performance of this Agreement and of the LLC Agreement and the consummation of the transactions contemplated hereby and thereby, and all such resolutions shall not have been revoked and shall remain in full force and effect.

                  (d) Third-Party Consents. Mosby and Times Mirror shall have obtained in writing any third-party consents required under any of the Contracts indicated by an asterisk on Schedule 3.3.

                  (e) Legal Opinion. Acquiror, Mosby Parent and MergerSub shall have received the opinion of Gibson, Dunn & Crutcher LLP, legal counsel to Times Mirror and Mosby, (or, with respect to matters of Missouri law, local counsel admitted to practice law in the State of Missouri) in form and substance reasonably satisfactory to each of them.

         SECTION 2.3. Exception to the Conditions to Acquiror, Mosby Parent and MergerSub's Obligations. The language of Section 2.2 notwithstanding, the conditions to the obligations of Acquiror, Mosby Parent and MergerSub to consummate the Closing contained in Sections 2.2(a) and 2.2(d) shall be deemed satisfied if Times Mirror delivers to Acquiror, Mosby Parent and MergerSub a certificate dated the Closing Date and signed by an authorized officer of Times Mirror setting forth any failure of any condition contained in Section 2.2(a) or 2.2(d) and undertaking to indemnify Acquiror, Mosby Parent and MergerSub with respect to any and all damage, loss (including any diminution in the value of the assets of Mosby), liability and expense (including reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Losses"); provided, however, that the exception set forth in this Section 2.3 shall apply only in the case where (i) the Losses are readily quantifiable, (ii) the failure of the applicable condition results in Losses which are capable of being adequately recompensed by the payment of money, and (iii) the aggregate amount of any such Losses that would reasonably be expected to arise as a result of the failure of any representations and warranties to be true and correct or of any such consent to be received in the aggregate does not exceed an amount equal to $41,500,000; provided still further, however, that any indemnification provided pursuant to this Section 2.3 shall be subject to the provisions of Sections 11.4 and 11.6. In the absence of fraud or willful misconduct on the part of either Times Mirror or Mosby, or any of their respective officers, directors, employees or agents in connection with the negotiation, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, the remedy contained in this Section 2.3 shall constitute the sole and exclusive remedy of Acquiror with respect to any failure of the conditions to the obligations of Acquiror to consummate the Closing contained in Sections 2.2(a) and 2.2(d) to be satisfied as of the Closing and, without limitation, Acquiror shall have no right to indemnification pursuant to Section 11.1 or 11.2 for any Losses incurred as a result of any such failure.

         SECTION 2.4. Conditions to Times Mirror and Mosby's Obligations. The obligations of Times Mirror and Mosby to consummate the Merger are subject to the satisfaction (or waiver by each of Times Mirror and Mosby) as of the Effective Time of the following conditions:

                  (a) Representations, Warranties and Covenants. The representations and warranties of each of Acquiror, Mosby Parent and MergerSub made in this Agreement and qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Effective Time, unless such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date); as though made as of the Effective Time, and each of Acquiror, Mosby Parent and MergerSub shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Acquiror, Mosby Parent, MergerSub or any affiliate of Acquiror, Mosby Parent or MergerSub by the Effective Time; and Mosby and Times Mirror shall have received from each of Acquiror, Mosby Parent and MergerSub a certificate dated the Closing Date and signed by an authorized officer of each of Acquiror, Mosby Parent and MergerSub confirming the foregoing.

                  (b) Certificates of Good Standing. Mosby and Times Mirror shall have received certificates as to MergerSub, Mosby Parent and Acquiror issued by the appropriate governmental authority of the jurisdiction of incorporation of each of MergerSub, Mosby Parent and Acquiror evidencing its good standing in such jurisdiction or state as of a date not more than ten days prior to the Effective Time.

                  (c) Resolutions. Mosby and Times Mirror shall have received
(i) from MergerSub certified copies of resolutions duly adopted by the Board of Directors of MergerSub authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby,
(ii) from Mosby Parent certified copies of resolutions duly adopted by the Board of Directors of Mosby Parent authorizing the execution, delivery and performance of this Agreement and the LLC Agreement and the consummation of the transactions contemplated hereby and thereby and (iii) from Acquiror certified copies of resolutions duly adopted by the Board of Directors of Acquiror authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and all such resolutions shall not have been revoked and shall remain in full force and effect.

                  (d) Third-Party Consents. Acquiror shall have obtained in writing any material third-party consents required under any of the contracts to which Acquiror is a party.

                  (e) Legal Opinions.

                           (i) Mosby and Times Mirror shall have received the opinion of Simpson, Thacher & Bartlett, legal counsel to Acquiror, Mosby Parent and MergerSub, (or, with respect to matters of Missouri law, local counsel admitted to practice law in the State of Missouri) in form and substance reasonably satisfactory to each of them.

                           (ii) Times Mirror shall have received a favorable opinion of its legal counsel, in form and substance reasonably satisfactory to it, as to the qualification of the Merger as a reorganization under the provisions of Section 368 of the Code.

         SECTION 2.5. Substitution Transaction. In the event that (a) Times Mirror shall have notified Acquiror that the condition contained in Section 2.4(e)(ii) cannot be satisfied or (b) the condition to the obligation of Times Mirror to consummate the Closing contained in Section 2.4(e)(ii) is not satisfied or waived by 180 days after the date of this Agreement or such earlier date on which all other conditions in Section 2.1, 2.2 and 2.4 have been satisfied or waived (the earlier of the date of such notice or the date on which all other conditions have been satisfied or waived, the "Revision Date") then
(i) this Agreement shall not, notwithstanding any provision of Section 9.1(b)(ii), terminate prior to December 20, 1998, (ii) for a period of 45 days from the Revision Date (the "Renegotiation Period"), Acquiror and Times Mirror shall enter into negotiations with a view to determining whether agreement can be reached as to the terms and conditions upon which the transactions contemplated by this Agreement may be restructured so as to replicate the relative economic benefits that each party and their Affiliates would have derived from the transactions contemplated by this Agreement (any such restructured transaction hereafter referred to as the "Substitution Transaction"), it being understood that (A) Acquiror shall not be required to agree to any Substitution Transaction that would diminish the economic benefits to be derived by it from the transactions contemplated by this Agreement and (B) neither Times Mirror nor Acquiror shall be under any obligation to accept any restructured transaction proposed by the other party, (iii) unless the parties agree to the terms and conditions of a Substitution Transaction during the Renegotiation Period, as soon as practicable following the expiration of such period, Times Mirror shall sell to Acquiror and Acquiror shall purchase from Times Mirror, all the outstanding shares of Mosby for a cash purchase price of $415,000,000 and (iv) the terms and conditions of this Agreement shall apply mutatis mutandis, to the sale and purchase referred to in (iii) above, except that the reference in Section 9.1(b)(ii) to "180 days after the date hereof" shall be replaced with a reference to "December 20, 1998" and Section 2.4(e)(ii) shall be deleted. Times Mirror agrees to promptly notify Acquiror if it shall at any time become aware that the condition contained in Section 2.4(e)(ii) cannot be satisfied at the Effective Time.

                                    ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF TIMES MIRROR

         Times Mirror hereby represents and warrants to each of Acquiror, Mosby Parent and MergerSub as follows:

         SECTION 3.1. Organization and Good Standing of Mosby. Mosby is a corporation duly organized and validly existing under the laws of the State of Missouri. Mosby and each of its subsidiaries has all requisite corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to carry on its business as presently conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which would not, individually or in the aggregate, have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition or results of operations of Mosby and its subsidiaries, taken as a whole (a "Mosby Material Adverse Effect"). Mosby and its subsidiaries are duly qualified and in good standing to do business in the jurisdictions set forth on Schedule 3.1, which jurisdictions constitute each jurisdiction in which the nature of the business or the ownership, leasing or holding of property by Mosby or its subsidiaries makes such qualification necessary, except such jurisdictions where the failure be so qualified or in good standing would not, individually or in the aggregate, have a Mosby Material Adverse Effect. Times Mirror has made available to Acquiror, Mosby Parent and MergerSub true and complete copies of (a) the Articles of Incorporation, as amended to date, and the Bylaws, as in effect on the date of this Agreement, of Mosby and (b) the stock certificates and transfer records and the minute books of Mosby.

         SECTION 3.2. Authority of Mosby. Mosby has all requisite corporate power and authority to execute and deliver this Agreement and each agreement and document contemplated by this Agreement to be executed by Mosby and to consummate the transactions contemplated hereby and thereby. All necessary corporate and stockholder action required to have been taken by or on behalf of Mosby by applicable law or its charter documents or bylaws has been taken to authorize (a) the approval, execution and delivery on behalf of Mosby of this Agreement and each agreement and document contemplated by this Agreement to be executed by Mosby and (b) the performance by Mosby of its obligations under this Agreement and each agreement and document contemplated by this Agreement to be executed by Mosby and the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and each agreement and document contemplated by this Agreement to be executed by Mosby, when so executed, will constitute, a valid and binding agreement of Mosby, enforceable against it in accordance with its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers and (ii) for the limitations imposed by general principles of equity (the foregoing exceptions set forth in clauses (i) and (ii) being referred to as the "Enforceability Exceptions").

         SECTION 3.3. No Breach. The execution and delivery of this Agreement by Mosby and Times Mirror do not, and the consummation of the transactions contemplated hereby will not, (a) violate or conflict with the Articles of Incorporation or Bylaws of Mosby or any of its subsidiaries or the Certificate of Incorporation or Bylaws of Times Mirror, or (b) except as set forth on
Schedule 3.3 hereto, (i) constitute a breach or default or give rise to any third-party right of termination, cancellation, material modification or acceleration under, or require any consent under, any of the Contracts, (ii) violate or conflict with any law, rule or regulation to which it or any material portion of its assets is subject or (iii) result in the imposition of any mortgage, lien, claim, charge, pledge, option, security interest, easement, covenant, right-of-way or other restriction or encumbrance of any nature whatsoever (any of the foregoing a "Lien") upon any of Mosby's assets, except in the case of clauses (ii) and (iii) to the extent that any such conflict, violation or Lien would not, individually or in the aggregate, have a Mosby Material Adverse Effect.

         SECTION 3.4. Consents and Approvals. Neither the execution and delivery of this Agreement by Mosby or Times Mirror nor the consummation of the transactions contemplated hereby will require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state or foreign governmental or regulatory authority, except (a) for notification pursuant to, and expiration or termination of the waiting period under, the HSR Act and (b) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, (i) would not prevent either of them from performing its obligations under this Agreement and
(ii) would not, individually or in the aggregate, have a Mosby Material Adverse Effect.

         SECTION 3.5. Capital Stock of Mosby. The authorized capital stock of Mosby consists of 300 shares of common stock, par value $100.00 per share, of which 20 shares, constituting the

Shares, are duly authorized and validly issued and outstanding, fully paid and nonassessable. Times Mirror is the record owner of the Shares and has good and marketable title thereto, free and clear of any Liens. Except for the Shares, there are no shares of capital stock or other equity securities of Mosby outstanding. The Shares have not been issued in violation of, and none of the Shares is subject to, any preemptive or subscription rights. There are no outstanding warrants, options, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which Mosby is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of Mosby or any of its subsidiaries, and no equity securities of Mosby are reserved for issuance for any purpose. Other than this Agreement, the Shares are not subject to, and Times Mirror is not a party to, any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of any of the Shares.

         SECTION 3.6. Equity Interests. Except as set forth on Schedule 3.6, Mosby does not directly or indirectly own any capital stock of or other equity interests in any corporation, partnership or other entity. Except as set forth on Schedule 3.6, Mosby has good and marketable title to all such capital stock or other equity interests described on Schedule 3.6, free and clear of any Liens.

         SECTION 3.7. Financial Statements.

                  (a) Audited Financial Statements. The financial statements set forth on Schedule 3.7(a), which consist of the audited combined statements of assets and liabilities of Mosby and the notes thereto as of December 31, 1996 and December 31, 1997 (the "Mosby Asset and Liability Statement"), and the audited combined statements of operations and the notes thereto for the years ended December 31, 1996 and 1997, and the audited combined statement of cash flows for the year ended December 31, 1997, audited by Ernst & Young LLP, whose report thereon is included therewith, were prepared in accordance with generally accepted accounting principles ("GAAP"), and present fairly, in all material respects, Mosby's combined financial position and the combined results of its operations and cash flows as of the dates thereof and for the periods covered thereby. Such statements reflect the consummation of the transactions presented as Pro Forma adjustments in the Unaudited Pro Forma Asset and Liability Statement.

                  (b) Unaudited Pro Forma Asset and Liability Statement. The unaudited pro forma combined statement of assets and liabilities of Mosby as of December 31, 1997 (the "Mosby Pro Forma Asset and Liability Statement") is as set forth on Schedule 3.7(b), and reflects the pro forma adjustments as set forth in the notes thereto. The Mosby Pro Forma Asset and Liability Statement has been prepared in accordance with GAAP on a basis consistent with the Mosby Asset and Liability Statement, except for the adjustments described in the notes thereto.

                  (c) Unaudited Interim Financial Statements. The financial statements set forth on Schedule 3.7(c) , which consist of the unaudited condensed combined statement of assets and liabilities of Mosby as of March 31, 1998, and the unaudited condensed combined statement of operations and cash flows for the three months ended March 31, 1998, were prepared in accordance with GAAP, consistently applied, except that such financial statements do not include all of the schedules and footnotes required by GAAP for complete financial statements, and include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of Mosby's combined financial position and the combined results of its operations and cash flows as of the date thereof and for the period covered thereby, and present fairly, in all material respects, Mosby's combined financial position and the combined results of its operations as of the date thereof and for the period covered thereby.

                  (d) Absence of Undisclosed Liabilities. Mosby does not have any liabilities or obligations with respect to financings or financial transactions except for (i) liabilities that are fully and adequately reflected in the Mosby Asset and Liability Statement in accordance with GAAP, (ii) liabilities disclosed on Schedule 3.7(d) or (iii) liabilities incurred since the date of the Mosby Asset and Liability Statement in the ordinary course of business, consistent with past practice.

         SECTION 3.8. Nonforeign Certification. Times Mirror is not a "foreign person" within the meaning of Section 1445 of the Code.

         SECTION 3.9. Assets Other Than Real Property. Mosby or one of its subsidiaries, as the case may be, has good title to all material assets, except as otherwise specified below in this Section 3.9, reflected on the Mosby Asset and Liability Statement or thereafter acquired, except those sold or otherwise disposed of since the date of the Mosby Asset and Liability Statement in the ordinary course of business consistent with past practice, free and clear of all Liens, except (a) such as are disclosed on Schedule 3.9 and (b) Permitted Liens. For purposes of this Agreement, "Permitted Liens" shall mean (i) mechanics', carriers', workmen's, warehousemen's, repairmen's or other like liens arising in the ordinary course of business, (ii) liens arising under the original purchase price conditional sale contracts and equipment leases with third parties entered into in the ordinary course of business, consistent with past practice, (iii) liens for Taxes and other governmental obligations which are not due and payable or which may thereafter be paid without penalty and (iv) other imperfections of title, restrictions or encumbrances, if any, which liens, imperfections of title, restrictions or other encumbrances do not materially impair the continued use in or operation of the business of the respective owner thereof, and operation and value of the specific assets to which they relate.

         This Section 3.9 does not relate to real property or interests in real property, which are the subject of Section 3.10, or to intellectual property, which is the subject of Section 3.11.

         SECTION 3.10. Real Property.

                  (a) Owned Property. Schedule 3.10(a) sets forth a complete list of all real property and interests in real property owned in fee by Mosby or any of its subsidiaries ("Owned Properties").

                  (b) Leased Property. Schedule 3.10(b) sets forth a complete list of all real property and interests in real property leased by Mosby or any of its subsidiaries ("Leased Properties," and together with the Owned Properties, "Real Properties") and identifies any leases relating to the Leased Properties.

                  (c) Title to Real Property. Mosby or one of its subsidiaries, as the case may be, has (i) good and marketable fee title to all Owned Property and (ii) good and marketable title to the leasehold estates in all Leased Property, in each case free and clear of all Liens, except (A) Permitted Liens,
(B) easements, covenants, rights-of-way and other similar restrictions of record and (C) (x) zoning, building and other similar restrictions, (y) Liens that have been placed by any developer, landlord or other third party on property over which Mosby has easement rights or on any Leased Property and subordination or similar agreements relating thereto and (z) unrecorded easements, covenants, rights-of-way or other similar restrictions, none of which items set forth in clauses (x), (y) and (z) above materially impairs the continued use of such assets in the business of Mosby or such subsidiary, as the case may be, and operation and value of the property to which they relate.

         SECTION 3.11.  Intellectual Property.

                  (a) Trademarks. Schedule 3.11(a) sets forth a true and complete list of all United States and foreign registered trademarks, trade names, service marks and applications therefor (collectively, "Trademarks ") that are registered or filed in the name of Mosby or any of its subsidiaries. With respect to registered Trademarks, Schedule 3.11(a) contains a list of all United States and foreign jurisdictions in which such trademarks are registered or applied for and all registration and application numbers. Mosby or one of its subsidiaries has the right to use all Trademarks as currently being used by Mosby or any of its subsidiaries, except where any failure to have such rights would not, individually or in the aggregate, have a Mosby Material Adverse Effect.

                  (b) Copyrights. Schedule 3.11(b) sets forth a true and complete list of the United States copyright registrations with respect to the top 200 publications (based on revenue) of Mosby (the "Top 200 Publications"). The Top 200 Publications accounted for approximately 25% of Mosby's revenues during the fiscal year ended December 31, 1997. Schedule 3.11(b) also sets forth a true and complete list of the United States copyright registrations with respect to the top ten journal publications (based on revenue) of Mosby (the "Top Ten Journals") for the year ended December 31, 1997. The Top Ten Journals accounted for approximately 12% of Mosby's revenues during the fiscal year ended December 31, 1997. As to any works set forth on Schedule 3.11(b) as to which copyright registration has not yet been applied for or received, to the Knowledge of Times Mirror, there is no reason why such copyright cannot be registered. Mosby or one of its subsidiaries owns the copyrights to or otherwise has all rights sufficient to reproduce, publish and distribute all of the publications of Mosby as currently being reproduced, published or distributed by Mosby or any of its subsidiaries, free and clear of any Liens, except where any failure to own such copyright or to otherwise have such rights would not, individually or in the aggregate, have a Mosby Material Adverse Effect.

                  (c) Licenses. Except as disclosed on Schedule 3.11(c), neither Mosby nor any of its subsidiaries has licensed to any third party, on an exclusive basis, the right to use or exploit any of the Top 200 Publications in any jurisdiction.

                  (d) Claims. Except as set forth on Schedule 3.11(d), no claims are pending or, to the Knowledge of Times Mirror, threatened in writing against Mosby or any of its subsidiaries by any person with respect to the ownership, validity, enforceability or use of any Trademarks listed on Schedule 3.11(a) or any of the copyrights with respect to the Top 200 Publications or the Top Ten Journals or otherwise challenging or questioning the validity or effectiveness of any such Trademarks or copyrights or the use thereof by Mosby or any of its subsidiaries, except for any such claims that would not, individually or in the aggregate, have a Mosby Material Adverse Effect. Except as set forth on Schedule 3.11(d), no claims are pending or, to the Knowledge of Times Mirror, threatened in writing against Mosby or any of its subsidiaries as of the date of this Agreement by any person in which such person alleges that any activities or conduct of business of Mosby or any of its subsidiaries infringes upon or violates the intellectual property rights of any third party except for any such claims that would not, individually or in the aggregate, have a Mosby Material Adverse Effect.

                  (e) No Restrictions. Neither Mosby nor any of its subsidiaries (nor, to the Knowledge of Times Mirror, any third party) is in breach of any license or other agreement set forth on Schedule 3.11(c), except for such breaches as have not had and would not, individually or in the aggregate, have a Mosby Material Adverse Effect.

         SECTION 3.12. Contracts. Schedules 3.12(a) through 3.12(n) set forth a true and complete list of each of the following types of contracts to which Mosby or any of its subsidiaries is a party (together with the leases related to the Leased Properties "Contracts"):

                  (a) Employment, Independent Contractor and Consulting Agreements. (i) Any employment agreement, employment contract or any agreement or contract providing for the payment of any severance compensation to any Mosby Employee (as defined in Section 10.10) or for the provision, vesting and/or acceleration or other alteration of any employee benefits following a change of ownership or control of Mosby or any of its subsidiaries and (ii) any independent contractor or consulting agreement (except those described in Section 3.12(k)) that has an aggregate liability after the Closing Date in excess of $250,000 and is not terminable by notice of less than 60 calendar days for a cost of less than $250,000; provided, however, that in no event would any of the foregoing agreements or contracts result in any excess parachute payments within the meaning of Section 280G of the Code;

                  (b) Collective Bargaining Agreements. Any employee collective bargaining agreement or other contract with any labor union;

                  (c) Non-Competition Agreements. Any covenant or agreement that restricts the ability of Mosby or any of its subsidiaries to compete in any line of business in any place in the world;

                  (d) Agreements with Officers, Directors or Employees. Any agreement or contract with any officer, director or employee of Mosby or any of its subsidiaries (other than employment agreements covered by paragraph (a) above);

                  (e) Leases of Real Property. Any lease or similar agreement under which Mosby or any of its subsidiaries is a lessor or sublessor of, or makes available for use by any third party, any Real Property;

                  (f) Personal Property Leases. Any lease or similar agreement under which (i) Mosby or any of its subsidiaries is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third party or (ii) Mosby or any of its subsidiaries is a lessor or sublessor of, or makes available for use by any third party, any tangible personal property owned or leased by Mosby or any of its subsidiaries, in any such case which has an aggregate liability after the Closing Date in excess of $250,000 and is not terminable by notice of less than 60 calendar days for a cost of less than $250,000;

                  (g) Supply and Service Agreements. (i) Any continuing agreement or contract for the future purchase by Mosby or any of its subsidiaries of materials, supplies or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice) or (ii) any advertising agreement or arrangement (including any advertising agreements or arrangements to which any of Times Mirror, Mosby or any of its subsidiaries is a party and that is applicable to Mosby or any of its subsidiaries), in any such case which has an aggregate liability after the Closing Date in excess of $250,000 and is not terminable by notice of less than 60 calendar days for a cost of less than $250,000;

                  (h) Indebtedness. Any agreement or contract under which Mosby or any of its subsidiaries has borrowed or loaned any money or issued any note, bond, indenture or other evidence of indebtedness or directly or indirectly guaranteed indebtedness, liabilities or obligations of others (other than endorsements for the purpose of collection in the ordinary course of business), or any other note, bond, indenture or other evidence of indebtedness;

                  (i) Guarantees. Any agreement or contract under which any other person has directly or indirectly guaranteed indebtedness, liabilities or obligations of Mosby or any of its subsidiaries (other than endorsements for the purpose of collection in the ordinary course of business);

                  (j) Partnerships and Joint Ventures. Any partnership agreement or other joint venture agreement to which Mosby or any of its subsidiaries is a party;

                  (k) Author Contracts. Any agreement or contract under which Mosby or any of its subsidiaries is obligated to pay royalties to any person in connection with the development, reproduction, publication or distribution of any of the Top 200 Publications;

                  (l) Professional Association or Society Journals. Any contract with any professional association or society relating to the publication of any journals by Mosby or any of its subsidiaries;

                  (m) Executory Sale or Acquisition Contracts. Any executory agreement or contract to sell, transfer, or otherwise dispose of all or any substantial portion of the assets of Mosby or any of its subsidiaries, or to acquire the stock or all or substantially all of the assets of any other person, other than the sale of inventory in the ordinary course of business consistent with past practice; and

                  (n) Other Agreements. Any other agreement, contract, lease, license (including exclusive copyright or Trademark licenses), commitment or instrument to which Mosby or any of its subsidiaries is a party or by or to which the assets or business of Mosby or any of its subsidiaries is bound or subject which in any case has an aggregate liability after the Closing Date in excess of $250,000 and is not terminable by notice of less than 60 calendar days for a cost of less than $250,000 (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice).

Except as disclosed on Schedule 3.12(o) or the other schedules hereto, each Contract is in full force and effect, and Mosby or one of its subsidiaries, as applicable, has performed all material obligations required to be performed by it to date under the Contracts and it is not in breach or default in any material respect thereunder and, to the Knowledge of Mosby, no other party to any of the Contracts is in breach or default in any material respect thereunder. Except for Contracts the loss of which, individually or in the aggregate, could not reasonably be expected to have a Mosby Material Adverse Effect, no author or customer of, professional association or society having a relationship with, or supplier to, Mosby or any of its subsidiaries has advised Mosby or such subsidiaries in writing within the 90 day period prior to the date hereof of an intent to cancel or amend (or is currently attempting or threatening to cancel or amend) any commitments under any of the Contracts.

         SECTION 3.13. Litigation; Decrees. Schedule 3.13 sets forth a list, as of the date of this Agreement, of all pending and, to the Knowledge of Mosby, threatened lawsuits, actions, proceedings or claims (other than lawsuits or claims related to Taxes with respect to which Times Mirror is obligated to indemnify Acquiror pursuant to Section 11.1) by or against Mosby or any of its subsidiaries or any of the properties, assets, operations or businesses or Mosby or any of its subsidiaries and which (a) involve a claim by or against Mosby or any of its subsidiaries of more than $250,000, (b) seek any injunctive relief or
(c) relate to the transactions contemplated by this Agreement. The matters listed on Schedule 3.13 have not had, and are not reasonably likely to have, individually or in the aggregate, a Mosby Material Adverse Effect; and except as disclosed on Schedule 3.13, neither Mosby nor any of its subsidiaries is in default under any judgment, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, applicable to Mosby or any of its subsidiaries or any of the properties, assets, operations or businesses of Mosby or any of its subsidiaries; except where such default would not have a Mosby Material Adverse Effect.

         SECTION 3.14. Employee and Related Matters; ERISA.

                  (a) Plans. Schedule 3.14(a) sets forth each employee benefit plan (within the meaning of Section 3 of ERISA), including any pension, retirement, profit sharing, stock bonus, stock option, stock purchase, incentive, deferred compensation, welfare, hospitalization, medical, dental, vision, life insurance, accidental death and dismemberment insurance, business travel insurance, cafeteria and flexible spending, sick pay, disability, severance, golden parachute or other plan, fund, program, policy, contract or arrangement, whether or not subject to ERISA (including any contracts or agreements with certain employees of Mosby or any of its subsidiaries that relate to the transactions contemplated by this Agreement) providing employee benefits that is maintained or contributed to by Times Mirror, Mosby or any of its subsidiaries in which any Mosby Personnel have participated or under which any Mosby Personnel have accrued and remain entitled to any benefits (the "Plans"). Each Plan covering only Mosby Personnel (a "Mosby Plan") is identified as such on Schedule 3.14(a). Each Plan not so identified shall, for purposes of this Agreement, be referred to as a "Times Mirror Plan." Mosby has delivered to Acquiror true, complete and correct copies of (i) each Plan (or, in the case of any unwritten Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the IRS with respect to each Plan (if any such report was required) and audited financial statements and any actuarial reports in respect of each Plan, (iii) the most recent summary plan description for each Plan for which such a summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Plan. Neither Mosby nor any corporation or trade or business (whether or not incorporated) which would be treated as a member of the controlled group including Mosby under Section 4001(a)(14) of ERISA (as defined in Section 3.14(b)) (an "ERISA Affiliate") would be liable for any amount pursuant to
Section 4062, 4063 or 4064 of ERISA, if any Plan which is subject to Title IV of ERISA were to terminate. Except as disclosed on Schedule 3.14(a), no Mosby Employee is entitled to any benefit under any Plan by reason of the transactions contemplated hereby, and no Plan includes any common stock or other security issued by Times Mirror or any ERISA Affiliate among its assets.

                  (b) Compliance with ERISA and the Code. None of Times Mirror, Mosby or any of the Plans or any trust created thereunder, or any trustee or administrator thereof, has engaged in a transaction in connection with which Mosby or any of its subsidiaries would be subject to either a material liability or civil penalty assessed pursuant to Sections 406, 409, 502(i) or 502(1) of ERISA or a material Tax imposed pursuant to Section 4971, 4972, 4974, 4975, 4976 or 4980B of the Code. Except as described on Schedule 3.14(b), each of the Plans has been operated and administered in all material respects in accordance with its terms and applicable laws, including the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code. Each Plan intended to be a qualified plan under Code Section 401 has received a favorable determination letter to that effect (a copy of which has been delivered to Acquiror) and nothing has occurred since the issuance of such letter that would adversely affect the Tax qualification of any such Plan. There are no pending or, to the Knowledge of Mosby, threatened claims by or on behalf of any of the Plans, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than ordinary course claims for benefits).

                  (c) Multiemployer Plan Liabilities. Except as disclosed on
Schedule 3.14(c), none of Times Mirror, Mosby or any ERISA Affiliate is, or has been within the last six years, obligated to contribute, on behalf of any current or former employee of Mosby, to a multiemployer plan (as defined in Section 3(37) of ERISA) and no such ERISA Affiliate is liable or reasonably expected to be liable for any withdrawal liability under Section 4201 of ERISA.

                  (d) Accumulated Funding Deficiencies; Liens; Reportable Events. None of the Plans or any trust established thereunder has incurred any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Plans. No contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No event or condition exists which could be deemed a "reportable event" (as defined in Section 4043 of ERISA) that could reasonably be expected to constitute a material liability to Mosby or any ERISA Affiliate.

                  (e) Employee Welfare Benefit Plans. With respect to any Plan that is an employee welfare benefit plan, except as disclosed on Schedule 3.14(e), (i) no such Plan is unfunded or funded through a welfare benefits fund, as such term is defined in Section 419(e) of the Code and (ii) to the Knowledge of Mosby each such Plan that is a group health plan, as such term is defined in
Section 5000(b)(1) of the Code, complies with the applicable requirements of
Section 4980B(f) of the Code.

                  (f) Foreign Plans. With respect to any employee benefit plan established or maintained by Times Mirror, Mosby or any affiliates outside the United States in which Mosby Employees participate ("Foreign Plans"): (i) all Foreign Plans are in compliance with all applicable statutes, laws, ordinances, rules, orders, decrees, judgments, writs, and regulations of any controlling governmental authority or instrumentality; (ii) all Foreign Plans are either adequately funded or adequate reserves therefor have been established on the accounting statements of the applicable entity; and (iii) no material liability exists with respect to such Foreign Plans that has not been disclosed on
Schedule 3.14(f).

         SECTION 3.15. Absence of Changes or Events. Except as set forth on
Schedule 3.15, since the date of the Mosby Asset and Liability Statement, there has not been any change, event or development which has had, or is reasonably likely to have, a Mosby Material Adverse Effect, other than changes relating to the economy in general or the United States health science information industry in general and not specifically relating to Mosby. Except as disclosed on
Schedule 3.15 or as contemplated by this Agreement, since the date of the Mosby Asset and Liability Statement, the business of Mosby and its subsidiaries has been conducted in the ordinary course, consistent with past practice.

         SECTION 3.16. Compliance with Applicable Laws.  Except as set forth on
Schedule 3.16:

                  (a) General. Mosby and each of its subsidiaries is in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any governmental authority or instrumentality, domestic or foreign, including Environmental Laws, except for any such incidents of noncompliance that would not, individually or in the aggregate, have a Mosby Material Adverse Effect. This Section 3.16 does not relate to matters with respect to Taxes or any other taxes.

                  (b) Hazardous Materials. Except as disclosed on Schedule 3.16,
(i) to the Knowledge of Times Mirror, there were no releases of any Hazardous Material originating at, on, or from any of the Real Properties prior to the period that Mosby or any of its divisions or subsidiaries owned or leased such Real Property, except for any such releases that would not, individually or in the aggregate, have a Mosby Material Adverse Effect, and (ii) there has been no release of any Hazardous Material originating at, on, or from any of the Real Properties during the period that Mosby or any of its divisions or subsidiaries has owned or leased such Real Property, except for any such releases that would not have a Mosby Material Adverse Effect.

                  (c) Notices of Certain Environmental Matters. Except as disclosed on Scheduled 3.16, Mosby has not received written notice of any alleged violation of Environmental Law or liability arising out of the presence or release of any Hazardous Material in connection with the present or past business or properties of Mosby or any of its subsidiaries, and there exists no writ, injunction, decree, order or judgment outstanding, nor any lawsuit, proceeding, citation, summons or government agency investigation relating thereto, except for any such matters that would not have a Mosby Material Adverse Effect. All material reports, assessments, audits or other similar documents addressing actual or potential non-compliance with or liability under any Environmental Law or actual or potential liability with respect to any Hazardous Material, regarding Mosby or any of its subsidiaries or any entity for which Mosby or any of its subsidiaries is or may be liable, have been provided to Acquiror.

                  (d) Definitions. For purposes of Sections 3.16(b) and 3.16(c):

                           (i) "Hazardous Material" means any chemical substance the presence of which requires investigation or remediation under any Environmental Law or common law; or which is defined as a "hazardous waste" or "hazardous substance" under any Environmental Law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated as such by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States or state or any political subdivision thereof.

                           (ii) "Environmental Law" means any statute, regulation, rule, ordinance, code, license or order, of any governmental agency, department, commission, board, bureau or instrumentality of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment or with respect to Hazardous Materials.

         SECTION 3.17.  Taxes.

                  (a) Tax Returns and Taxes. Except as set forth on Schedule 3.17(a), all Tax Returns (including estimated Tax Returns) relating to Mosby and its subsidiaries (including any

Tax Returns filed on behalf of an affiliated, consolidated, combined or unitary group that included or includes Mosby or its subsidiaries) have been timely filed. All such Tax Returns are correct and complete in all material respects. All material Taxes required to be paid in respect of Mosby and its subsidiaries have been timely paid. There are no material Tax liens or assessments against Mosby or its subsidiaries or any property or assets of Mosby or its subsidiaries, other than liens for Taxes that are not due and payable or which may thereafter be paid without penalty.

                  (b) Withholding Taxes. All Taxes required to be withheld, collected or deposited by Mosby and its subsidiaries have been timely withheld, collected or deposited and, to the extent required, have been paid to the relevant governmental authorities.

                  (c) Other Taxes. Except as set forth on Schedule 3.17(c):

                           (i) No consent under section 341(f) of the Code has been filed with respect to Mosby or any of its subsidiaries.

                           (ii) Neither Mosby nor any of its subsidiaries has agreed to make any material adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise, and no issue raised on audit could, by application of similar principles, be reasonably expected to increase Taxes payable by Mosby or any of its subsidiaries in post-Closing periods.

                           (iii) No property owned by Mosby or its subsidiaries
         (A) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior the enactment of the Tax Reform Act of 1986; (B) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code; or (C) is tax exempt bond financed property within the meaning of Section 168(g) of the Code.

                           (iv) No power of attorney that is currently in force has been granted by Mosby or its subsidiaries with respect to any matter relating to Taxes.

                           (v) There are no material rulings, closing agreements or similar arrangements with any Tax authority in effect with respect to Mosby or its subsidiaries.

                           (vi) Neither Mosby nor any of its subsidiaries is a party to any material agreement that obligates it to make any payment computed by reference to Taxes of any person.

                  (d) Definitions. For purposes of this Agreement:

                           (i) "Tax" (including "Taxes") means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, withholding, payroll, employment, excise, stamp, premium, property or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto; and

                           (ii) "Tax Return" means any return, report, statement or information statement required to be filed with respect to Taxes.

         SECTION 3.18. Employee and Labor Relations. Except as set forth on
Schedule 3.18, (a) there is no labor strike, dispute, or work stoppage or lockout pending or, to the Knowledge of Times Mirror, threatened against or affecting Mosby or any of its subsidiaries; (b) to the Knowledge of Times Mirror, no union organizing campaign is in progress with respect to the employees of Mosby and no question concerning representation exists with respect to such employees; (c) there is no unfair labor practice charge or complaint against Mosby pending or, to the Knowledge of Times Mirror, threatened before the National Labor Relations Board, (d) there is no pending or, to the Knowledge of Times Mirror, threatened grievance that would have a Mosby Material Adverse Effect and (e) no charges with respect to or relating to Mosby or any of its subsidiaries are pending before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices, other than those which, if adversely determined, would not, individually or in the aggregate, have a Mosby Material Adverse Effect.

         SECTION 3.19. Working Capital. As of the Effective Time, the total current assets of Mosby (net of appropriate reserves as determined in accordance with GAAP and excluding any current portion of deferred income tax assets) minus total current liabilities of Mosby (excluding any current portion of deferred income tax liabilities and restructuring liabilities), all as determined in accordance with GAAP, consistently applied with the Mosby Asset and Liability Statement, as finally determined pursuant to Section 8.5 (the "Mosby Net Working Capital") shall not be less than the Mosby Net Working Capital shown on the unaudited condensed combined statement of assets and liabilities of Mosby as of March 31, 1998 delivered pursuant to Section 3.7(c). Mosby Net Working Capital shall be determined without giving effect to intercompany receivables or payables (other than trade receivables or payables incurred in the ordinary course of business consistent with past practice).

         SECTION 3.20.  Transition Services Agreements.

                  (a) Mosby/MB Transition Services Agreement. Mosby has entered into a Transition Services Agreement with Matthew Bender & Company, Incorporated, a copy of which is attached hereto as Exhibit G, pursuant to which Matthew Bender & Company, Incorporated will provide to Mosby certain specified transition services for a specified period of time after the Effective Time.

                  (b) StayWell/Mosby Transition Services Agreement. Mosby has entered a Transition Services Agreement with The StayWell Company, a copy of which is attached hereto as Exhibit H, pursuant to which Mosby will provide to The StayWell Company certain specified transition services for a specified period of time after the Effective Time.

                  (c) Mosby/StayWell Transition Services Agreement. Prior to the Effective Time Mosby will enter into a Transition Services Agreement with The StayWell Company, substantially in the form attached hereto as Exhibit I, pursuant to which The StayWell Company will provide to Mosby certain specified transition services for a specified period of time after the Effective Time.

         SECTION 3.21 Transactions with Affiliates. Except for agreements set forth on Schedule 3.12(a), as described in Section 3.20 or as set forth on
Schedule 3.21, Mosby is not a party to any agreement with Times Mirror or any of its affiliates, including any of Mosby's or Times Mirror's officers or directors (other than any agreements between Mosby and any officer or director of Mosby or Times Mirror entered into in the ordinary course of business). Except as described in Section 3.20 or as set forth on Schedule 3.21, no affiliate of Mosby (a) owns any property or right, tangible or intangible, which is used by Mosby in its business, (b) has any claim or cause of action against Mosby, or
(c) owes any money to Mosby.

         SECTION 3.22 Returns. Schedule 3.22 sets forth the amount of Mosby's reserve for returns as of March 31, 1998, which reserve was calculated and established in accordance with GAAP. No products sold or distributed by Mosby or any of its subsidiaries are subject to any guaranty, warranty, right of return or other indemnity beyond such product return policy.

         SECTION 3.23. Organization and Good Standing of Times Mirror. Times Mirror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Times Mirror has all requisite corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to carry on its business as presently conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which would not prevent Times Mirror from performing its obligations under this Agreement.

         SECTION 3.24. Authority of Times Mirror. Times Mirror has all requisite corporate power and authority to execute and deliver this Agreement and each agreement and document contemplated by this Agreement to be executed by Times Mirror and to consummate the transactions contemplated hereby and thereby. All necessary corporate and stockholder action required to have been taken by or on behalf of Times Mirror by applicable law or its charter documents or bylaws has been taken to authorize (a) the approval, execution and delivery on behalf of Times Mirror of this Agreement and each agreement and document contemplated by this Agreement to be executed by Times Mirror and (b) the performance by Times Mirror of its obligations under this Agreement and each agreement and document contemplated by this Agreement to be executed by Times Mirror and the consummation of the transactions contemplated hereby and thereby. This Agreement and each agreement and document contemplated by this Agreement to be executed by Times Mirror, when so executed, will constitute a valid and binding agreement of Times Mirror, enforceable against it in accordance with their terms, except as the same may be limited by the Enforceability Exceptions.

         SECTION 3.25. Brokers. No broker, finder or investment banker other than Goldman, Sachs & Co., whose fees are being paid by Times Mirror, is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Times Mirror or Mosby.

         SECTION 3.26. Sufficiency of Assets. Except for assets that are related to matters covered by the Transition Services Agreements described in Section 3.20, Mosby or its subsidiaries own or have the right to use all the assets necessary to conduct the business of Mosby and its subsidiaries in all material respects as currently conducted.

         SECTION 3.27. Legal Opinion. Times Mirror has been advised by Gibson, Dunn & Crutcher LLP that Gibson, Dunn & Crutcher LLP will at the Effective Time deliver the legal opinion referred to in Section 2.4(e)(ii), absent a change in circumstances from the date hereof affecting, in any material respect, Gibson, Dunn & Crutcher LLP's ability to deliver such opinion.

                                    ARTICLE 4
                             [INTENTIONALLY OMITTED]

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES
                     OF ACQUIROR, MOSBY PARENT AND MERGERSUB

         Acquiror, Mosby Parent and MergerSub hereby represent and warrant to each of Times Mirror and Mosby as follows:

         SECTION 5.1. Organization and Good Standing of Acquiror, Mosby Parent and MergerSub.

                  (a) As to Acquiror. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Acquiror has all requisite corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to carry on its business as presently conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which would not, individually or in the aggregate, have a material adverse effect on the ability of Acquiror to perform its obligations under this Agreement (an "Acquiror Material Adverse Effect")

                  (b) As to Mosby Parent. Mosby Parent is a corporation duly organized and validly existing under the laws of the State of Delaware. Acquiror has made available to each of Times Mirror and Mosby a true and complete copy of the Bylaws, as in effect on the date of this Agreement, of Mosby Parent.

                  (c) As to MergerSub. MergerSub is a corporation duly organized and validly existing under the laws of the State of Missouri.

         SECTION 5.2. Authority. Each of Acquiror, Mosby Parent and MergerSub has all requisite corporate power and authority to execute and deliver this Agreement and each agreement and document contemplated by this Agreement to be executed by Acquiror, Mosby Parent or MergerSub and to consummate the transactions to which Acquiror, Mosby Parent or MergerSub is a party contemplated hereby and thereby. All necessary corporate and stockholder action required to have been taken by or on behalf of each of Acquiror, Mosby Parent and MergerSub by applicable law or its respective charter documents or bylaws has been taken to authorize (a) the approval, execution and delivery on behalf of Acquiror, Mosby Parent and MergerSub of this Agreement and each agreement and document contemplated by this Agreement to be executed by Acquiror, Mosby Parent or MergerSub and (b) the performance by Acquiror, Mosby Parent or MergerSub of its respective obligations under this Agreement and each agreement and document contemplated by this Agreement to be executed by Acquiror, Mosby Parent or MergerSub and the consummation of the transactions contemplated hereby and thereby. This Agreement and each agreement and document contemplated by this Agreement to be executed by Acquiror, Mosby Parent or MergerSub, when so executed, will constitute a valid and binding agreement of each of Acquiror, Mosby Parent and MergerSub, enforceable against each of them in accordance with its terms, except as the same may be limited by the Enforceability Exceptions.

         SECTION 5.3. No Breach. The execution and delivery of this Agreement by each of Acquiror, Mosby Parent and MergerSub do not, and the consummation of the transactions to which Acquiror, Mosby Parent or MergerSub is a party contemplated hereby will not, (a) violate or conflict with the organizational documents of Acquiror, Mosby Parent or MergerSub or (b) (i) constitute a breach or default or give rise to any third-party right of termination, cancellation, material modification or acceleration under, or require consent under, any material agreement, understanding or undertaking to which Acquiror is a party or by which it is bound, (ii) violate or conflict with any law, rule or regulation to which it or any portion of its assets is subject or (iii) result in the imposition of any Lien upon the assets of Acquiror, except in the case of clauses (ii) and (iii) to the extent that any such conflict, violation or Lien would not, individually or the aggregate, have an Acquiror Material Adverse Effect.

         SECTION 5.4. Consents and Approvals. Neither the execution and delivery of this Agreement by any of Acquiror, Mosby Parent or MergerSub nor the consummation of the transactions to which Acquiror, Mosby Parent or MergerSub is a party contemplated hereby will require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority on the part of Acquiror, Mosby Parent or MergerSub, except (a) for notification pursuant to, and expiration or termination of the waiting period under, the HSR Act, (b) any consent, approval, authorization, permit, filing or notice required under the federal or state securities or state blue sky laws in connection with the transactions contemplated by Sections 7.1 and 7.2 of this Agreement and (c) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, (i) would not prevent Acquiror from performing its obligations under this Agreement and (ii) would not have an Acquiror Material Adverse Effect.

         SECTION 5.5. Funding. Acquiror has in full force and effect financing commitments which, together with the cash and cash equivalent assets of Acquiror, are not and will not at the Effective Time be less than the sum of $415,000,000 plus the aggregate amount of expenses and fees payable by Acquiror, Mosby Parent or MergerSub in connection with this Agreement and the transactions contemplated hereby.

         SECTION 5.6. Brokers. No broker, finder or investment banker other than Lazard Freres & Co., LLC, whose fees shall be paid by Acquiror, is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror, Mosby Parent or MergerSub.

         SECTION 5.7. No Prior Activities. Except for obligations expressly set forth in this Agreement, including the exhibits, or incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby and, in the case of Mosby Parent, by the LLC Agreement, neither Mosby Parent nor MergerSub has incurred any obligation or liability or engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

                                    ARTICLE 6

                       COVENANTS OF MOSBY AND TIMES MIRROR

         SECTION 6.1. Delivery of Interim Financial Statements. As soon as practicable and in any event not later than 45 days after the end of any fiscal quarter of Mosby ending after March 31, 1998 and prior to the Effective Time, Times Mirror shall cause Mosby to, deliver to Acquiror the unaudited condensed combined statement of assets and liabilities of Mosby as of the end of such fiscal quarter and the unaudited condensed combined statements of operations and cash flows for the fiscal quarter then ended, which shall be prepared in accordance with GAAP, applied in a manner consistent with the preparation of the financial statements set forth on Schedule 3.7(a), except for changes reflected in the Mosby Pro Forma Asset and Liability Statement and except that the financial statements delivered pursuant to this Section 6.1 will be interim financial statements and will not include all of the schedules and footnotes required by GAAP for complete financial statements, and will include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of Mosby's combined financial position and the combined results of its operations and cash flows as of the date thereof and for the period covered thereby. Such statements will reflect the consummation of the transactions presented as Pro Forma adjustments in the Unaudited Pro Forma Asset and Liability Statement. The financial statements delivered pursuant to this Section
6.1 shall be accompanied by a certificate of the Chief Financial Officer of Mosby confirming that such financial statements have been prepared as described above.

         SECTION 6.2. Access. Prior to the Closing, Mosby and Times Mirror and their officers, directors, employees, advisors, representatives and authorized agents will provide Acquiror, MergerSub and their respective representatives, employees, counsel and accountants reasonable access at reasonable times, including during normal business hours, and in a manner not unreasonably disruptive to the conduct of the business of Mosby or any of Mosby's officers, directors, employees, advisors, representatives or authorized agents, access to the personnel, properties, contracts, books and records of Mosby, including access to Mosby Employees for the purpose of pre-enrolling such Mosby Employees in any employee benefit or welfare plans of Acquiror; and, subject to any applicable confidentiality agreements, Times Mirror shall make available to Acquiror's representatives copies of any contracts, agreements, information and other documentation related to the business and operations of Mosby reasonably requested by Acquiror; provided, however, that all information and documentation made available pursuant to the terms of this Section 6.1 shall be subject to the terms of the Confidentiality Agreement between Acquiror and Times Mirror dated as of January 28, 1998 (the "Confidentiality Agreement").

         SECTION 6.3. Ordinary Conduct. Except as contemplated by this Agreement or as set forth on Schedule 6.3, from the date of this Agreement to the Closing Date, Times Mirror shall cause Mosby to, and Mosby shall, conduct its business in the ordinary course in substantially the same manner as presently conducted and consistent with past practices and will make all reasonable efforts, substantially consistent with past practices, to preserve its relationships with customers, authors, suppliers and others with whom Mosby deals. Except as contemplated by this Agreement, Times Mirror shall not permit Mosby to, and Mosby shall not, do any of the following, without the prior written consent of
Acquiror:

                  (a) Charter and Bylaws. Amend its Charter or Bylaws;

                  (b) Dividends. Declare or pay any non-cash dividend or make any other non-cash distributions to Times Mirror whether or not upon or in respect of any shares of its capital stock; provided, however, that Mosby may declare and make a non-cash distribution to Times Mirror of any intercompany receivable owing from Times Mirror to Mosby as of the Effective Time;

                  (c) Capital Stock. Redeem, purchase or otherwise acquire any shares of its capital stock or issue any capital stock or any option, warrant or other right relating thereto or any securities convertible into or exchangeable for any shares of capital stock or make any change in its issued and outstanding capital stock;

                  (d) Employee Matters. Adopt or amend in any material respect any Plan or agree to be bound by any collective bargaining agreement, except as required by law, or adopt any plan, program or arrangement that would constitute a Plan;

                  (e) Compensation. (i) Grant to any executive officer or employee any increase in compensation or benefits or any rights to receive severance payments or other benefits upon a termination of employment or a change of ownership or control of the employer, except (A) as may be required under existing agreements, (B) in the ordinary course of business consistent with past practice, (C) retention and severance agreements having terms substantially similar to those provided to key employees as set forth on
Schedule 3.12(a) and to other employees as set forth on Schedule 10.3 with any employees of Mosby hired after the date of this Agreement or (D) any increases, payments or benefits for which Times Mirror shall be solely obligated, including any such increases, payments or benefits contemplated by Section 10.9(b) and
(c), or (ii) hire or terminate any executive officer or employee other than in the ordinary course of business consistent with past practice. In furtherance and not in limitation of the foregoing, Times Mirror will, if requested by Acquiror and confirmed in writing to be for Acquiror's account, put into place for employees of Mosby such other "stay bonus" programs as may be requested by Acquiror;

                  (f) Indebtedness. Incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than (i) any indebtedness owing to Times Mirror and (ii) any indebtedness owed to any other person incurred in the ordinary course of business consistent with past practice; provided that in no event shall Mosby incur, assume or guarantee any long-term indebtedness for borrowed money;

                  (g) Encumbrances. Permit, allow or suffer any of its assets to be subjected to any Lien, other than those excepted from the representations set forth in Sections 3.9 and 3.10;

                  (h) Cancellation of Indebtedness. Cancel any indebtedness owing to Mosby, or waive or settle any claims or rights, other than cancellations or waivers that cover any indebtedness, claims or rights that, individually, have a value of less than $50,000 and that, in the aggregate, have a value of less than $250,000; provided, further, however, that Mosby may, in accordance with Section 8.7, cancel any intercompany receivable owing from Times Mirror to Mosby as of the Closing Date;

                  (i) Related Party Transactions. Except for (i) dividends or distributions not prohibited under clause (b) above, (ii) indebtedness not prohibited by clause (f) above and (iii) intercompany transactions permitted under clause (h) above or in the ordinary course of business and consistent with past practice, pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with Times Mirror or any affiliate of Times Mirror;

                  (j) Accounting Policies. Make any change in any method of accounting or accounting practice or policy other than those required by GAAP;

                  (k) Reorganizations. Acquire or agree to acquire by merging or consolidating with, or by purchasing the stock of, or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than acquisitions of inventory in the ordinary course of business, consistent with past practices);

                  (l) Capital Expenditures. Make or incur any capital expenditures other than those made or incurred in accordance with Times Mirror's fiscal year 1998 capital expenditure budget with respect to Mosby heretofore disclosed to Acquiror set forth on Schedule 6.3(l);

                  (m) Asset Dispositions. Sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, except in the ordinary course of business and except for sales, leases or dispositions of assets that, individually, have a value of less than $250,000 and, in the aggregate, have a value of less than $500,000;

                  (n) Material Contracts. (i) Enter into any agreement of the types described in Section 3.12 other than (A) severance and retention agreements entered into pursuant to Section 6.3(e) and (B) in the ordinary course of business, consistent with past practices or (ii) terminate or amend in any material respect any Contract set forth on Schedule 3.12, other than in the ordinary course of business, consistent with past practices;

                  (o) Write Downs. Write down the value of any tangible assets or write off as uncollectible any debt, notes or accounts receivable, or make any other write-downs and write-offs other than write-downs and write-offs which do not, individually or in the aggregate, have a Mosby Material Adverse Effect and which are done in the ordinary course of business in accordance with GAAP and consistent with past practices;

                  (p) Change in Business. Change the nature of its business in any material respect or enter into any new line of business;

                  (q) Loans. (i) Make any loans, advances or capital contributions to, or investments in, any other person other than in the ordinary course of business, consistent with past practices, or (ii) pay, discharge, settle or satisfy any material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) other than those that become due by their terms and payments in the ordinary course of business consistent with past practice; or

                  (r) Agreements. Agree, whether in writing or otherwise, to do any of the foregoing.

         SECTION 6.4.  Insurance.

                  (a) Times Mirror and Mosby shall keep, or cause to be kept, all insurance policies presently maintained relating to Mosby and its properties, or suitable replacements therefor, in full force and effect through the close of business on the Closing Date. Schedule 6.4 sets forth all the insurance policies presently owned and maintained by Mosby. Any and all insurance policies not listed on Schedule 6.4 presently maintained relating to Mosby are maintained by Times Mirror. Except as otherwise provided in Sections 6.4(b) and (c), neither Mosby, MergerSub nor Acquiror will have any rights under any such insurance policies not listed on Schedule 6.4 from and after the Effective Time. As of the Effective Time, Times Mirror shall assign to Acquiror and to Mosby any and all rights which Times Mirror may have under such insurance policies covering claims relating to the period on or prior to the Effective Time; provided, however, that Times Mirror shall retain all rights of subrogation under such Insurance Policies.

                  (b) Notwithstanding the foregoing, to the extent that (i) any insurance policies controlled by Times Mirror and its affiliates ("Times Mirror Insurance Policies"), cover any loss, liability, claim, damage or expense relating to Mosby or its business, assets or current or former employees ("Mosby Liabilities") and relating to or arising out of occurrences prior to the Effective Time and (ii) Times Mirror Insurance Policies permit claims to be made thereunder with respect to Mosby Liabilities relating to or arising out of occurrences prior to the Effective

Time ("Mosby Claims"), Times Mirror shall cooperate and cause its affiliates to cooperate with Acquiror and Mosby in submitting Mosby Claims (or pursuing Mosby Claims previously made) on behalf of Acquiror or Mosby under Times Mirror's Insurance Policies; provided that Times Mirror shall be under no obligation to commence or maintain litigation to enforce any Mosby Claim, unless Acquiror has agreed in writing to hold Times Mirror harmless in connection therewith, in which case Acquiror shall reimburse, indemnify and hold Times Mirror and its affiliates harmless from all liabilities, costs and expenses (including all deductibles, legal and administrative costs, attorney's fees, overhead and costs of compliance under Times Mirror Insurance Policies) of any nature actually incurred by Times Mirror or its affiliates as a result of Mosby Claims made under Times Mirror Insurance Policies. Upon the incurrence or accrual of any such liability, cost or expense relating to Mosby Claims made under Times Mirror Insurance Policies and upon receipt from Times Mirror of a statement of the amount of such liabilities, costs and expenses in reasonable detail, from time to time, Mosby agrees to pay promptly to Times Mirror or its affiliates the amount indicated in such statement.

                  (c) To the extent that, after the Effective Time, Mosby or Times Mirror requires any information regarding claim data, payroll or other information in order to make filings with insurance carriers or self insurance regulators, Times Mirror shall promptly supply such information to Mosby and Acquiror shall cause Mosby promptly to supply such information to Times Mirror, as the case may be.

         SECTION 6.5. Assignment of Confidentiality Agreements. As of the Effective Time, Times Mirror shall assign to Acquiror its rights under all confidentiality agreements entered into by Times Mirror with any person in connection with the proposed sale of Mosby but only to the extent such rights relate to Mosby and its subsidiaries. At the Closing, Times Mirror shall provide Acquiror a list of the names of any person party to any such confidentiality agreement, unless such disclosure is prohibited by such confidentiality agreement, in which case the name of such person shall be disclosed to Acquiror by Times Mirror promptly after such time, if ever, that such confidentiality agreement terminates in accordance with its terms. To the extent Mosby has a reasonable basis for belief that any person has breached its obligations under any such confidentiality agreement and Times Mirror shall not, as of such time, have provided Acquiror with such person's name or a copy of the applicable agreement, Times Mirror shall, upon Mosby's request, confirm whether Times Mirror has any rights under any confidentiality agreement with such person in respect of Mosby.

         SECTION 6.6 No Transfer of Mosby Parent Shares. Times Mirror shall not, for a period of two years after the Effective Time, directly or indirectly, sell, transfer or otherwise dispose of any of its shares of the capital stock of Mosby Parent.

         SECTION 6.7. Lease of 11830 Westline Property. On or prior to the Closing Date, Times Mirror will cause the sublease dated as of August 8, 1997 by and between Times Mirror as sublessor and Mosby as sublessee with respect to the property and facility located at 11830 Westline Industrial Drive, St. Louis, Missouri (the "Westline Property") to be amended to provide that Mosby may further sublease the Westline Property without the consent Times

Mirror or any other third party, provided that, at the time of such further sublease, Acquiror provides a guarantee to Times Mirror of the obligations of any such sublessee.

                                    ARTICLE 7

                COVENANTS OF ACQUIROR, MOSBY PARENT AND MERGERSUB

         SECTION 7.1. Certain Pre-Effective Time Transactions. Each of Acquiror, Mosby Parent and MergerSub will consummate, immediately prior to the Effective Time, each of the transactions described below to which it is a party:

                  (a) Issuance of MergerSub Common Stock and MergerSub Preferred Stock. In consideration for an amount in cash equal to $415,000,000, less the net proceeds received by MergerSub from the issuance of the MergerSub Debt to Acquiror, MergerSub will issue to Acquiror (i) 1,650 shares of MergerSub Common Stock, which MergerSub Common Stock will have 20% of the Voting Power and such other designations, preferences, voting powers, rights and qualifications as are set forth in the MergerSub Articles of Incorporation, (ii) 100% of the authorized shares of MergerSub Participating Preferred Stock, which MergerSub Participating Preferred Stock will have no Voting Power and such other designations, preferences, voting powers, rights and qualifications as are set forth in the MergerSub Articles of Incorporation and (iii) 100% of the authorized shares of MergerSub Preferred Stock, which MergerSub Preferred Stock will have 80% of the Voting Power and such other designations, preferences, voting powers, rights and qualifications as are set forth in the MergerSub Articles of Incorporation.

                  (b) Issuance of Mosby Parent Preferred Stock. In consideration for 100% of the authorized and outstanding shares of MergerSub Preferred Stock and 100% of the authorized and outstanding shares of MergerSub Participating Preferred Stock held by Acquiror, Mosby Parent will issue to Acquiror 100% of the authorized shares of Mosby Parent Preferred Stock, which Mosby Parent Preferred Stock will have 80% of the Voting Power and such other designations, preferences, voting powers, rights and qualifications as are set forth in the Mosby Parent Certificate of Incorporation.

                  (c) Issuance of Mosby Parent Common Stock. In consideration for an amount in cash equal to $415,000,000, Mosby Parent will issue to MergerSub 100% of the authorized shares of Mosby Parent Common Stock, which Mosby Parent Common Stock will have 20% of the Voting Power and such other designations, preferences, voting powers, rights and qualifications as are set forth in the Mosby Parent Certificate of Incorporation.

         SECTION 7.2. Formation of Eagle Publishing Investments, LLC. Mosby Parent shall form Eagle Publishing Investments, LLC by filing with the Secretary of State of Delaware the LLC Certificate of Formation. Immediately after the Effective Time, Mosby Parent will, and Acquiror will cause Mosby Parent to, in accordance with the terms of the LLC Agreement, make a contribution to Eagle Publishing Investments, LLC in the amount of $415,000,000.

         SECTION 7.3. No Changes in Mosby Parent or MergerSub Charter. From the date of this Agreement until the Effective Time, none of Acquiror, Mosby Parent or MergerSub will, without the prior written consent of Times Mirror, amend or cause to be amended the Mosby Parent Certificate of Incorporation or the MergerSub Articles of Incorporation or the Bylaws of either of Mosby Parent or MergerSub.

         SECTION 7.4. Confidentiality. Each of Acquiror, Mosby Parent and MergerSub acknowledges that the information being provided to it by or on behalf of Mosby and Times Mirror is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement will terminate only with respect to information to the extent it relates solely to Mosby, and each of Acquiror, Mosby Parent and MergerSub acknowledges that any and all other information provided to it by Times Mirror or Times Mirror's representatives concerning any other subsidiary of Times Mirror or any other operations of Times Mirror shall remain subject to the terms and conditions of the Confidentiality Agreement after the Effective Time.

         SECTION 7.5. No Additional Representations. Each of Acquiror, Mosby Parent and MergerSub acknowledges that none of Times Mirror, Mosby or any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding Mosby except as expressly set forth in this Agreement or the schedules hereto, and none of Times Mirror, Mosby or any other person will have or be subject to any liability or indemnification obligation to Acquiror, Mosby Parent or MergerSub or any other person resulting from the distribution to Acquiror, Mosby Parent or MergerSub, or Acquiror, Mosby Parent or MergerSub's use of, any such information, including the Confidential Offering Memorandum dated March 1998 prepared by Goldman, Sachs & Co. related to Mosby and any information, document, or material made available to Acquiror, Mosby Parent or MergerSub in certain "data rooms," management presentations or in any other form in expectation of the transactions contemplated by this Agreement, it being understood that the foregoing shall not foreclose Acquiror from seeking indemnification or other remedy in respect of any breach of any representation or warranty of Times Mirror contained herein.

         SECTION 7.6. Action Contrary to Tax-Free Treatment. Neither Acquiror nor Mosby Parent has any plan or intention to, and for a period of two years after the Effective Time shall not, (a) liquidate Mosby, (b) merge Mosby into another corporation, (c) in the case of Mosby Parent, sell or otherwise dispose of the stock of Mosby or (d) without the prior written consent of Times Mirror (which consent shall not be unreasonably withheld or delayed) cause or permit Mosby to sell or otherwise dispose of any of its assets outside of the ordinary course of business.

         SECTION 7.7. MergerSub Debt. The MergerSub Debt shall include the following terms and conditions: (i) the principal amount of such debt shall not exceed $200,000,000; (ii) interest shall be payable at least annually at an annual rate not less than 5% nor greater than 7-1/2%; (iii) the maturity date shall be 7 years from the date of initial issuance (but may be repaid and/or reborrowed within such term); and (iv) the debt shall be unsecured and not subordinated to any other indebtedness of MergerSub or the Surviving Corporation. For a period of five years from the date of issuance, the Surviving Corporation's aggregate indebtedness for money borrowed shall not exceed $200,000,000.

         SECTION 7.8. Enforceability of LLC Agreement. None of Acquiror, Mosby Parent or MergerSub will maintain or join any action (at law or otherwise) that asserts that the LLC Agreement is unenforceable, other than in the case of fraud.

                                    ARTICLE 8

                                MUTUAL COVENANTS

         SECTION 8.1. Cooperation. Subject to the terms and conditions of this Agreement, each of Times Mirror, Mosby, Acquiror, Mosby Parent and MergerSub shall use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable to cause the Closing to occur. Each of Times Mirror, Mosby, Acquiror and Mosby Parent shall cooperate with each other and shall cause their respective officers, employees, affiliates, agents, auditors and representatives to cooperate with each other after the Effective Time to ensure the orderly transfer of Mosby to Acquiror and to minimize any disruption to the respective businesses of Mosby or Acquiror that might result from the transactions contemplated hereby.

         SECTION 8.2. Publicity. Each of Times Mirror, Mosby, Acquiror, Mosby Parent and MergerSub agrees that, from the date of this Agreement through the Effective Time, no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of each other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall use all reasonable efforts to allow each other party reasonable time within any constraints specifically imposed by such law, rule or regulation, to comment on such release or announcement in advance of such issuance.

         SECTION 8.3. Antitrust Notification. Each of Times Mirror and Acquiror will as promptly as practicable, but in no event later than ten Business Days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form, if any, required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act, and make similar filings within, to the extent reasonably practicable, a similar time frame with any other governmental entity for which such filing is required. Any such notification and report form and supplemental information will be in substantial compliance with the requirements of the HSR Act or other applicable antitrust regulation. Each of Times Mirror and Acquiror shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act or other applicable antitrust regulation. Times Mirror and Acquiror shall request early termination of the waiting period under the HSR Act and any other applicable antitrust regulation; shall respond with reasonable diligence and dispatch to any request for additional information made in response to such filings; and shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Each of Times Mirror and Acquiror will use its reasonable best efforts to obtain any clearance required under the HSR Act or other applicable antitrust regulation for the consummation of the transactions contemplated hereby.

         SECTION 8.4. Records.

                  (a) At the Effective Time, Times Mirror shall deliver or cause to be delivered to Acquiror all original agreements, documents, books, records and files, whether in paper, electronic or other format (collectively, "Records"), in the possession of Times Mirror related to the business and operations of Mosby to the extent not then in the possession of Mosby, subject to the following exceptions:

                           (i) Matthew Bender & Company, Inc., may retain all Records related to or prepared in connection with the services to be provided by Matthew Bender & Company, Inc. pursuant to the Mosby Transition Services Agreement until the expiration of the term thereof and Times Mirror shall ensure that Acquiror and Mosby receive copies of the relevant portions thereof;

                           (ii) Each of Acquiror, Mosby Parent and MergerSub recognizes that certain Records may contain incidental information relating to Mosby or may relate primarily to subsidiaries or divisions of Times Mirror other than Mosby or businesses of Mosby previously sold, and that Times Mirror may retain such Records and shall provide copies of the relevant portions thereof to Acquiror, Mosby Parent and Mosby;

                           (iii) Times Mirror may retain all Records prepared in connection with the Merger, including confidentiality agreements and bids received from other parties and analyses relating to Mosby; and

                           (iv) Times Mirror may retain any Tax Returns or Tax records, and Acquiror, Mosby Parent and Mosby shall be provided with copies of such Tax Returns or Tax records, only to the extent that they relate to Mosby's Tax Returns for taxable periods ending after the Effective Time.

                  (b) After the Effective Time, upon reasonable written notice, Times Mirror, Acquiror, Mosby Parent and Mosby agree to furnish or cause to be furnished to each other and their representatives, employees, counsel and accountants access, during normal business hours, to such information (including Records pertinent to Mosby) and assistance relating to Mosby as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Tax Returns or the defense of any Tax Claim or assessment; provided, however, that such access does not unreasonably disrupt the normal operations of Times Mirror, Acquiror, Mosby Parent or Mosby.

         SECTION 8.5. Closing Asset and Liability Statement; Closing Financial Reporting (FDC) Package.

                  (a) Closing Asset and Liability Statement. As soon as practicable and in any event not later than 45 days after the last day of the calendar month during which the Effective Time occurs, Times Mirror will deliver to Acquiror an unaudited combined statement of assets and liabilities of Mosby as of the Effective Time (the "Closing Asset and Liability Statement") and a calculation of the Mosby Net Working Capital. The Closing Asset and Liability Statement shall be prepared in accordance with GAAP used in preparing, and on a basis consistent with, the unaudited condensed combined statement of assets and liabilities of Mosby as of March 31, 1998 delivered pursuant to Section 3.7(c), and shall present fairly, in all material respects, the condensed combined financial condition of Mosby as of the Effective Time. Such statements will reflect the consummation of the transactions presented as Pro Forma adjustments in the Unaudited Pro Forma Asset and Liability Statement. The Closing Asset and Liability Statement shall be accompanied by a certificate of the Chief Financial Officer of Times Mirror confirming that the Closing Asset and Liability Statement has been prepared as described above. Each of Acquiror and MergerSub agrees to cooperate with Times Mirror, including providing to Times Mirror access to any Records of Mosby necessary to the preparation of the Closing Asset and Liability Statement, in the preparation of the Closing Asset and Liability Statement. Times Mirror agrees to provide Acquiror, Mosby Parent and Mosby with copies of all working papers prepared in connection with the preparation of the Closing Asset and Liability Statement.

                  (b) Closing Financial Reporting (FDC) Package. Each of Acquiror and MergerSub agrees to cooperate with Times Mirror, including providing to Times Mirror a closing Financial Reporting (FDC) Package of Mosby, in any manner reasonably requested by Times Mirror to assist Times Mirror in complying with any financial reporting requirements of Times Mirror under the rules and regulations promulgated by the Securities and Exchange Commission for any period ending at or prior to the Effective Time.

         SECTION 8.6. Further Assurances. From time to time, as and when requested by any party hereto, the other parties shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such requesting party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

         SECTION 8.7. Contribution of Intercompany Debt. If, as of the Closing Date, the Net Intercompany Debt (as defined below) shall consist of a net indebtedness of Mosby and its subsidiaries to Times Mirror or any of Times Mirror's affiliates other than Mosby, Times Mirror shall, prior to or simultaneously with the Closing, contribute or cause to be contributed such Net Intercompany Debt to the equity of Mosby. If, as of the Closing Date, the Net Intercompany Debt shall consist of a net indebtedness of Times Mirror and its affiliates other than Mosby to Mosby, Times Mirror shall, prior to or simultaneously with the Closing, cause Mosby to cancel such indebtedness or distribute it as a dividend to Times Mirror. As used herein, the term "Net Intercompany Debt" shall mean (a) all intercompany payables of Mosby to Times Mirror and its affiliates (other than trade payables incurred in the ordinary course of business consistent with past practice and other than any intercompany payable of Mosby to The StayWell Company incurred in connection with the Transition Services Agreement described in Section 3.20(c)) less (b) the sum of all intercompany receivables due to Mosby from Times Mirror and its affiliates (other than trade receivables incurred in the ordinary course of business). For purposes of this Agreement, intercompany payables and intercompany receivables shall be deemed to include any obligations of Mosby or any of its subsidiaries to Times Mirror or any of its affiliates for Taxes for periods through the Closing Date.

         SECTION 8.8. Non-Competition. Times Mirror covenants and agrees that if the Closing shall occur:

                  (a) (i) for a period of 36 months following the Effective Time (the "Restricted Period"), Times Mirror and its subsidiaries will not, in the United States, Canada, Japan, Australia, and the European Community, directly or indirectly (A) engage in any business which competes with or is substantially similar to the business of Mosby Health Science Publishing in any medium (the "Competing Business") or (B) invest in (to the extent of more than 5% of the outstanding ownership interest or outstanding debt) any company that derives more than 5% of its consolidated revenue from the Competing Business; provided, however, that the foregoing restrictions shall not apply to (1) the business of developing, producing, publishing, marketing, selling or distributing in any form or medium, now known or hereafter developed, anywhere in the world, products, programs and services providing or relating to wellness, health or safety information intended to educate lay persons to, among others, health care professionals, health care organizations, managed care organizations, employers, educational institutions, government agencies, participants in the health care market (including pharmaceutical companies), participants in first aid, safety, cardiopulmonary resuscitation and other emergency services and programs, and participants in swimming, diving and lifeguarding activities and programs; (2) any business, conducted by Times Mirror or any Times Mirror subsidiary in the newspaper, magazine, aviation-related publishing and training business; and (3) any entity at the time it ceases to be a direct or indirect subsidiary of Times Mirror.

                           (ii) during the Restricted Period,  Times Mirror and
its subsidiaries shall not take any action which could reasonably be expected to interfere with the relationship, insofar as it relates to the Competing Business, between Mosby and any author, customer or supplier of Mosby; and

                           (iii) for a period of 12 months from the Effective
Time, Times Mirror and its subsidiaries shall not solicit the employment of any managerial or editorial employee of Mosby or any of its subsidiaries.

                  (b) The parties hereto agree (i) that no portion of the Merger Consideration is allocable to the foregoing non-competition covenants and (ii) not to allocate any portion of the Merger Consideration to the foregoing covenants on any Tax Returns.

                                    ARTICLE 9

                         TERMINATION; AMENDMENT; WAIVER

         SECTION 9.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

                  (a) by mutual written consent of Times Mirror, Mosby, Acquiror, Mosby Parent and MergerSub;

                  (b) by Times Mirror, Mosby, Acquiror, Mosby Parent or MergerSub if (i) any federal, state or foreign governmental authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, decree or ruling which remains in effect, and which has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Merger has not been consummated by 180 days after the date hereof; provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

                  (c) by Times Mirror or Mosby if (i) there shall have been a breach of any representation or warranty on the part of Acquiror, Mosby Parent or MergerSub set forth in this Agreement or if any representation or warranty of Acquiror, Mosby Parent or MergerSub shall have become untrue, and such breach shall not have been cured or such representation or warranty shall not have been made true within ten business days after notice by Times Mirror or Mosby thereof, provided that neither Times Mirror nor Mosby has breached any of its obligations hereunder; (ii) there shall have been a breach by Acquiror, Mosby Parent or MergerSub of any of its covenants or agreements hereunder having an Acquiror Material Adverse Effect or materially adversely affecting (or materially delaying) the consummation of the Merger, and Acquiror, Mosby Parent or MergerSub, as the case may be, has not cured such breach within ten business days after notice by Times Mirror or Mosby thereof, provided that neither Times Mirror nor Mosby has breached any of their respective obligations hereunder; or

                  (d) by Acquiror, Mosby Parent or MergerSub, subject to Section 2.3, if (i) there shall have been a breach of any representation or warranty on the part of Mosby or Times Mirror set forth in this Agreement or if any representation or warranty of Mosby or Times Mirror shall have become untrue, and such breach shall not have been cured or such representation or warranty shall not have been made true within ten business days after notice by Acquiror or MergerSub thereof, provided that neither Acquiror, Mosby Parent nor MergerSub has breached any of its obligations hereunder; (ii) there shall have been a breach by Mosby or Times Mirror of any of its covenants or agreements hereunder having a Mosby Material Adverse Effect or materially adversely affecting (or materially delaying) the consummation of the Merger, and Mosby or Times Mirror, as the case may be, has not cured such breach within ten business days after notice by Acquiror, Mosby Parent or MergerSub thereof, provided that neither

Acquiror, Mosby Parent nor MergerSub has breached any of their respective obligations hereunder.

         SECTION 9.2. Termination Fee. In the event that this Agreement is terminated by Times Mirror or Mosby pursuant to Section 9.1(b) or (c)(ii) as a result of Acquiror, Mosby Parent or MergerSub's failure to obtain any regulatory or other approval necessary under the HSR Act for the consummation of the transactions contemplated hereby (including expiration of the waiting period under the HSR Act), Acquiror shall promptly pay to Times Mirror a fee in an amount equal to $12,000,000. Such fee shall be paid in immediately available funds concurrently with the termination of this Agreement and, if not paid at such time, shall bear interest at the London Inter-Bank Offered Rate for 3-month deposits in U.S. Dollars as quoted on Telerate Page 3750 on the date of the termination of this Agreement.

         SECTION 9.3 Return of Confidential Information. In the event of termination by any party pursuant to Section 9.1, written notice thereof shall forthwith be given to the other parties and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

                  (a) Acquiror, Mosby Parent and MergerSub shall return and cause to be returned all documents and copies and other material received from or on behalf of Times Mirror or Mosby relating to the business of Times Mirror, Mosby or any other subsidiary of Times Mirror or to the transactions contemplated hereby, whether obtained before or after the execution hereof, to Times Mirror; and

                  (b) All confidential information received by Acquiror, Mosby Parent and MergerSub with respect to the businesses of Times Mirror, Mosby or any other subsidiary of Times Mirror shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

         SECTION 9.4 Effects of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned pursuant to Section 9.1, this Agreement shall become void and of no further force and effect, except for the provisions of (a) Section 7.4 relating to the obligation of each of Acquiror, Mosby Parent and MergerSub to keep confidential certain information and data obtained by it, (b) Section 7.5 relating to the acknowledgment by each of Acquiror, Mosby Parent and MergerSub that no additional representations were made by or on behalf of Times Mirror or Mosby other than those set forth in this Agreement and the LLC Agreement, (c) Section 8.2 relating to publicity, (d)
Section 13.1 relating to expenses generally, (e) Section 13.2 relating to attorneys' fees and expenses, (f) Section 13.5 relating to notices, (g) Section
13.11 relating to arbitration and consent to jurisdiction and (h) this Article
9. Nothing in this Article 9 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.


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
                                   ARTICLE 10

                          EMPLOYEE AND RELATED MATTERS

         SECTION 10.1. Continuation of Employment.

                  (a) Offers of Employment. Mosby shall assume responsibility for all active Employees on substantially the same terms and conditions to which such employees were subject immediately prior to the Effective Time, subject to the provisions of this Article 10. Any Mosby Employee who is not actively employed at the Effective Time shall be offered employment with Mosby following the expiration of such leave of absence only to the extent that Mosby would have been obligated to offer active employment to any such employee. Times Mirror shall retain the obligation to provide worker's compensation, short-term disability, long-term disability and other benefits to any employee described in the previous sentence to the extent that such benefit is insured under a Times Mirror Plan and the event giving rise to such benefit occurred prior to the Effective Time; but only until such time as such Mosby Employee is offered employment by the Acquiror.

                  (b) No Termination. The consummation of the transactions contemplated hereby shall not be considered a termination of employment of any Mosby Employee; provided that nothing in this Agreement shall be construed to limit Acquiror's or Mosby's ability to terminate the employment of any employee, including any Mosby Employee, at any time at or after the Effective Time, subject to any rights that such employee may have with respect to such termination under Applicable Law or otherwise, including any rights any Mosby Employee may have under any agreement set forth on Schedule 3.12(a) or 3.14(a).

                  (c) WARN Act and Other Matters. Mosby shall be fully responsible for any liability arising under the Worker Adjustment and Retraining Notification (WARN) Act arising in connection with the transactions contemplated by this Agreement. Except as expressly otherwise provided herein, all liabilities related to the termination of the employment of any of Mosby Employees on or after the Effective Time shall be the responsibility of Acquiror.

          SECTION 10.2. Continuation of Plans. As of the Effective Time, Mosby Employees shall cease to participate in or be covered by all Times Mirror Plans, and neither Times Mirror nor any other affiliate of Times Mirror shall have any responsibility for the accrual of benefits under such Plans on or after the Effective Time. As of the Effective Time, Acquiror or Mosby shall become or continue as the sponsor of each Mosby Plan, and neither Times Mirror nor any other affiliate of Times Mirror shall have any responsibility for benefits or other liabilities under any such Plan. Without limiting the foregoing, Times Mirror shall retain all liability with respect to (i) benefits for Mosby Retirees and their beneficiaries and (ii) "performance bonuses" and similar bonuses payable as a result of the consummation of the Merger in accordance with
Section 10.9(b). Without limiting the foregoing, Acquiror or Mosby shall be solely responsible for providing and continuing benefits under COBRA to Mosby Employees and qualified beneficiaries with respect to "qualifying events", as such term is used in Section 4980B of the Code, with respect to such qualifying events occurring at or after the Effective Time.

         SECTION 10.3. Acquiror's and MergerSub's Benefit Responsibilities. For a period of at least two years starting at the Effective Time, Acquiror or Mosby shall provide benefits to Mosby Employees which are substantially comparable in the aggregate to those provided to employees of Acquiror similarly situated to Mosby Employees, as such benefits are in effect from time to time during such period, including defined benefit plan benefits, defined contribution plan benefits (including a cash or deferred arrangement under Code Section 401(k)), comprehensive group health insurance (providing medical, hospitalization, prescription drug, mental health, substance abuse, employee assistance, dental and vision care benefits), life insurance and similar welfare benefits, including health insurance and life insurance for Mosby Retirees, and vacation, personal and sick leave benefits and severance benefits; provided that, neither Acquiror nor MergerSub may terminate or amend, in a manner that would reduce the benefits or other rights or features available for the benefit of the Mosby Employees of the defined contribution plan established or to be established by Acquiror or MergerSub as described in the first sentence of Section 10.4 or the defined benefit plan established or to be established by Acquiror or MergerSub as described in the first sentence of Section 10.6 for a period of two years from the Effective Time. In connection with such benefits, Acquiror and Mosby shall recognize all service performed by Mosby Employees under the Plans prior to the Effective Time (i) for purposes of eligibility and vesting only, under all employee benefit plans maintained by Acquiror or Mosby at or after the Effective Time in which Mosby Employees participate; and (ii) (in addition to recognizing vacation accrual of each Mosby Employee prior to the Effective Time, in accordance with the terms of the relevant Plan) for purposes of benefit accrual, under vacation, severance and pension plans maintained by Acquiror or Mosby at or after the Effective Time in which Mosby Employees participate. Acquiror and Mosby shall waive all preexisting condition exclusions under any health insurance plans maintained by Acquiror or Mosby after the Effective Time with respect to Mosby Employees to the extent such Mosby Employees had satisfied, prior to the Effective Time, the conditions for waiving corresponding exclusions under the Plans. In addition, Acquiror or Mosby shall assume sole responsibility for all individual agreements or plans or other arrangements to provide severance benefits to certain Mosby Employees, as set forth on Schedule
10.3 as amended through the Effective Time, provided, however, that such Mosby Employees shall not be entitled to both the severance benefits as set forth on
Schedule 10.3 and severance benefits otherwise provided under any Plan established or maintained by Acquiror or Mosby after the Effective Time. For purposes of this Article 10, "comparable" shall mean benefits that are substantially similar in nature, scope, eligibility requirements and employee cost sharing.

         SECTION 10.4. 401(k) Plan Interests. Acquiror or Mosby shall, as soon as practicable after the Effective Time, establish, to the extent it does not already maintain, a defined contribution plan that is intended to meet the qualification requirements of Code Section 401(a) that includes a cash or deferred arrangement under Code Section 401(k), and that covers Mosby Employees, subject to minimum eligibility service requirements permitted under the Code (taking into account, however, prior service required to be taken into account under Section 10.3). Acquiror or Mosby, as the case may be, agrees that its defined contribution plan shall provide, or shall be amended to provide, contributions and features similar to those provided under the Times Mirror Savings Plus Plan ("Times Mirror 401(k) Plan"). As of the Effective Time, all Mosby Employees shall be made fully vested in their account balances under the Times

Mirror 401(k) Plan (subject to valuation and revaluation in accordance with the terms of the Times Mirror 401(k) Plan). Distributions under the Times Mirror 401(k) Plan shall be available to Mosby Employees in accordance with the provisions of the Times Mirror 401(k) Plan and Applicable Law.

         SECTION 10.5. Indemnification for Certain Matters.

                  (a) Indemnification by Times Mirror. Times Mirror shall indemnify each Acquiror Entity (as defined below) and each of their respective officers, directors, employees and agents and hold them harmless from any Losses (other than a Loss arising from an indemnification obligation under clause (b) below) suffered or incurred by any such indemnified party as a result of a Third-Party Claim (as defined in Section 11.6) which would not have been suffered or incurred by such indemnified party but for the treatment of any Times Mirror Entity and any Acquiror Entity as members, as a result of the transactions contemplated by this Agreement, of the same "controlled group" under Section 414 of the Code or Title IV of ERISA. For purposes of this Section 10.5, "Acquiror Entity" means Acquiror and any of its affiliates thereof (including Mosby Parent and Surviving Corporation) that is treated as a member of a controlled group that includes Acquiror under Section 414 of the Code or Title IV of ERISA and "Times Mirror Entity" means Times Mirror and any entity, other than an Acquiror Entity, that is treated as a member at any time of a controlled group that includes Times Mirror under Section 414 of the Code or Title IV of ERISA.

                  (b) Indemnification by Acquiror. Acquiror shall indemnify each Times Mirror Entity and each of their respective officers, directors, employees and agents and hold them harmless from any Losses (other than a Loss arising from an indemnification obligation under clause (a) above) suffered or incurred by any such indemnified party as a result of a Third-Party Claim which would not have been suffered or incurred by such indemnified party but for the treatment of any Times Mirror Entity and Acquiror Entity as members, as a result of the transactions contemplated by this Agreement, of the same "controlled group" under Section 414 of the Code or Title IV of ERISA.

                  (c) Cooperation. After the Effective Time, Times Mirror and Acquiror shall, to the extent reasonably requested by either such party, share information concerning the funded status of retirement plans maintained by the Times Mirror Entities and the Acquiror Entities, respectively, including copies of actuarial valuations and similar reports.

                  (d) No Inference. No provision of this Section 10.5 shall be interpreted as giving rise to any inference that any Times Mirror Entity and any Acquiror Entity are or should be treated as members of the same "controlled group" for purposes of Section 414 of the Code, Title IV of ERISA, or any other purpose.

                  (e) Relationship to Section 2.3 and Article 11. Any indemnification under this Section 10.5 shall be subject to the procedures set forth in Section 11.6. Any indemnification under this Section 10.5 shall be subject to the provisions of Section 11.4 in the same manner as if this Section
10.5 were a part of Article 11. The indemnification provided under this Section
10.5 shall be exclusive of any indemnification provided pursuant to Section


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
2.3 or pursuant to Article 11. The obligations of Times Mirror and Acquiror set forth in this Section 10.5 shall not terminate.

         SECTION 10.6. Transfer of Times Mirror Defined Benefit Plan. Acquiror or Mosby, as the case may be, shall, as soon as practicable after the Effective Time, amend a defined benefit plan that is intended to meet the qualification requirements of Code Section 401(a) to cover those Mosby Employees who are currently participants in the Times Mirror Pension Plan (the "Times Mirror Pension Plan"), subject to minimum eligibility service requirements permitted under the Code (taking into account, however, prior service required to be taken into account under Section 10.3). As of the Effective Time, the benefits of each Mosby Employee accrued under the Times Mirror Pension Plan through the Effective Time shall be fully vested by Times Mirror. Acquiror or Mosby, as the case may be, agrees that its defined benefit plan shall provide, or shall be amended to provide, all forms of benefit provided under the Times Mirror Pension Plan with respect to assets and corresponding liabilities to be transferred from the Times Mirror Pension Plan to Acquiror's or Mosby's defined benefit plan as provided in this Section 10.6, to the extent required by the provisions of Code Section 411(d)(6). Subsequent to delivery to Times Mirror of a favorable determination letter issued by the IRS with respect to the qualification of Acquiror's or Mosby's plan under Code Section 401(a), receipt of such other evidence of plan qualification as Times Mirror reasonably may require, Times Mirror shall direct the trustee of the trust under the Times Mirror Pension Plan to transfer from that trust to the trust under Acquiror's or Mosby's defined benefit plan an amount in cash of a preliminary estimate (the "Preliminary Transfer Amount") of $7,000,000 within forty-five (45) days after the Effective Time and following receipt by Times Mirror of a favorable determination letter issued by the IRS with respect to the qualification of Acquiror's or Mosby's plan, as a prepayment of the final amount that shall be equal to the accumulated benefit obligations attributable to the Accrued Benefits with respect to Mosby Employees, determined as of the Effective Time under the terms of the Times Mirror Pension Plan as in effect on the date of this Agreement ("Net ABO"), calculated with respect to the Pension participants in accordance with the provisions of Statement of Financial Accounting Standards No. 87 ("SFAS 87") (the "Transfer Amount"). The Transfer Amount shall in no event be less than the amount required to be transferred by Code Section 414(l). Notwithstanding the foregoing, the Transfer Amount, calculated in accordance with the provisions of this Section 10.6, shall be reduced by the actuarial value (determined in a manner consistent with the manner of determining ABO) of the Preliminary Transfer Amount and any benefit payments made by the Times Mirror Pension Plan to Mosby Employees prior to the date of the transfer of assets contemplated herein. The Net ABO to be transferred shall be calculated using the same actuarial assumptions that are used for purposes of preparing the pension disclosure information in the notes to the financial statements (at December 31, 1997) set forth on Schedule 3.7 in accordance with the provisions of SFAS 87 adjusted to include the effect of the full vesting of Mosby Employees with respect to their accrued benefits under the Times Mirror Pension Plan in accordance with this Section 10.6. The Transfer Amount will be adjusted for the period between the Effective Time and the date of transfer at a rate of interest based on the weighted average annualized short term applicable federal rate (within the meaning of Section 1274(d) of the Code), reflecting monthly compounding, as published by the Secretary of the Treasury for the months included in such period. If the Transfer Amount cannot be agreed to by the actuaries for Times Mirror and Acquiror or Mosby, as the case may be, a third actuary chosen by the Chief

Financial Officer of Acquiror or Mosby, as the case may be, and the Chief Financial Officer of Times Mirror, whose expenses shall be shared equally by Acquiror or MergerSub, as the case may be, and Times Mirror, shall be retained and its determination of the Transfer Amount shall be binding on the parties. At the time of transfer of the amount set forth in this Section 10.6, Acquiror's or Mosby defined benefit plan shall assume and be solely responsible for any and all liabilities and obligations whatsoever for all benefit liabilities under the Times Mirror Pension Plan in respect of Mosby Employees, and Times Mirror shall be relieved of all such liabilities and obligations for such benefits. Acquiror or Mosby, as the case may be, and Times Mirror shall provide each other with such records and information as may be necessary or appropriate to carry out their obligations under this Section 10.6 or for the purposes of administration of Acquiror's or Mosby's defined benefit plan, and shall cooperate in the filing of all documents required for the transfer of assets and liabilities described herein. Notwithstanding anything contained herein to the contrary, no such transfer shall take place until the 31st day following the filing of all required Federal Forms 5310-A in connection therewith, which the parties shall file at the Effective Time.

         SECTION 10.7. Continuation of Certain Welfare Benefits Through Effective Time. Times Mirror agrees to continue coverage of Mosby Personnel under the Times Mirror Group Benefit Plan up to the Effective Time and to provide benefits to or reimburse covered Mosby Personnel for eligible health care and other eligible welfare expenses and services incurred up to the Effective Time in accordance with the terms of such Plan. For purposes of the foregoing, an expense or service is deemed to be incurred when the medical services are performed or, with respect to welfare benefits other than medical or dental benefits, when the event giving rise to such expense or service occurs.

         SECTION 10.8. Modifications. Neither Times Mirror nor Mosby will change the employment status of any Mosby Employee so as to promise employment for any specified term of employment. Notwithstanding the foregoing, from and after the date of this Agreement, Times Mirror and Mosby may enter into employment contracts on behalf of Mosby; provided, however, that, except as contemplated by
Section 6.2(e)(i)(C), any such action must be taken in accordance with the ordinary and usual course of business consistent with past practices.

         SECTION 10.9.  Mutual Cooperation.

                  (a) General. Each of Times Mirror, Acquiror and Mosby agrees to cooperate, and agrees to use its best efforts to cause its affiliates to cooperate and in a complete, diligent and timely manner to provide each other such party with such compensation, service, payroll and other pertinent census data as may be required by such party for purposes of calculating or effecting distribution of benefits to which any Mosby Personnel may be entitled under any benefit plan established, maintained or contributed to by Times Mirror, Acquiror or Mosby.

                  (b) Performance Bonus Payments; Stock Options. Acquiror acknowledges that Times Mirror or Mosby may have an obligation after the Effective Time to make payments of all or a portion of performance bonuses owing to Mosby Employees pursuant to agreements set forth on Schedule 3.12(a) or 3.12(d) and all or a portion of cash payments in lieu of options to


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
purchase common stock of Times Mirror granted to Mosby employees pursuant to agreements set forth on Schedule 3.12(a) or 3.12(d) and that Times Mirror will transfer to Mosby or to one of Mosby's affiliates, prior to the Effective Time, or otherwise make provision for the payment of, an amount at least equal to the amount necessary to pay any amount of performance bonuses and any amount of any cash payments in lieu of options to purchase common stock of Times Mirror owing to Mosby Employees after the Effective Time. Acquiror agrees to pay, or to cause any of its affiliates (including Mosby) to pay, any amount of performance bonuses and any amount of any cash payments in lieu of options to purchase common stock of Times Mirror owing to Mosby Employees after the Effective Time. Acquiror shall bear its own expenses for personnel and overhead related to the making of the payments contemplated by this Section 10.9(b) and Acquiror and Times Mirror shall provide each other with any books, records, accountings or reconciliations related to any such payments. Acquiror further acknowledges that the payments contemplated by this Section 10.9(b) shall not be treated for any purpose, including with respect to Taxes, as a compensation expense of Acquiror and Acquiror agrees not to claim any compensation expense deduction on any Tax Return with respect to such payments. Times Mirror acknowledges that neither Acquiror nor Mosby will incur any Taxes or other expenses with respect to the payments contemplated by this Section 10.9(b).

         SECTION 10.10. Certain Definitions.  For purposes of this Agreement:

                  (a) "Mosby Employee" means (i) all persons actively employed at the Effective Time by Mosby or any of its subsidiaries and (ii) all persons not so actively employed but who are, as of the Effective Time, with respect to Mosby or any of its subsidiaries, on any authorized leave of absence, on either short or long-term disability leave, on worker's compensation leave or on vacation.

                  (b) "Mosby Retirees" means all persons formerly employed by Mosby or any of its subsidiaries who are eligible to receive benefits under any Plans of Times Mirror or Mosby.

                  (c) "Mosby Personnel" means all Mosby Employees and Mosby Retirees.

                                   ARTICLE 11

                                 INDEMNIFICATION

         SECTION 11.1. Tax Indemnification by Times Mirror.

                  (a) Tax Indemnity. From and after the Closing Date, Times Mirror shall indemnify and hold harmless Acquiror, Mosby and their respective subsidiaries against the following Taxes and, against any loss, damage, liability or expense, including, but not limited to, reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with any such Taxes: (i) Taxes imposed on Times Mirror or Mosby and its subsidiaries with respect to taxable years or periods ending on or before the Closing Date; (ii) with respect to taxable years or periods beginning before the Closing Date and ending after the Closing Date, Taxes imposed on Times Mirror or Mosby and its subsidiaries which are allocable, pursuant to Section 11.1(b) below, to the portion of such taxable year or period ending


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
on the Closing Date (an "Interim Period") (Interim Periods and any taxable years or periods that end on or prior to the Closing Date being referred to collectively hereinafter as "Pre-Closing Periods"); and (iii) Taxes imposed on any member of an affiliated group with which Mosby or any of its subsidiaries files or has filed a Tax Return on a consolidated, combined or unitary basis for a taxable year or period ending on or before the Closing Date. Times Mirror shall not have any obligation to indemnify Mosby and its subsidiaries with respect to Taxes that are not measured with respect to income ("Non-Income Taxes") until all such Non-Income Taxes shall, in the aggregate, exceed $500,000 and then only to the extent of such excess. The tax indemnity under this Section 11.1(a) shall not cover tax liabilities resulting from transactions of Mosby not in the ordinary course of business that occurred on the Closing Date but after the Effective Time. The parties agree that the tax consequences of any such transaction shall be reflected on the post-Closing Date Tax Returns of Mosby as provided under Section 1.1502-76(b)(ii)(B) of the Treasury Regulations and any similar state, local or foreign tax provisions.

                  (b) Apportionment of Taxes. In order to apportion appropriately any Taxes relating to any taxable year or period that includes an Interim Period, the parties hereto shall, to the extent permitted under applicable law, elect with the relevant Tax authority to treat for all purposes, the Closing Date as the last day of the taxable year or period of Mosby and its subsidiaries, and such Interim Period shall be treated as a short taxable year and a Pre-Closing Period for purposes of this Section 11.1. In any case where applicable law does not permit Mosby and its subsidiaries to treat the Closing Date as the last day of the taxable year or period with respect to Taxes that are payable with respect to an Interim Period, the portion of any such Tax that is allocable to the portion of the Interim Period ending on the Closing Date shall be:

                           (x) in the case of Taxes that are either (1) based upon or related to income or receipts, or (2) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), deemed equal to the amount which would be payable if the taxable year or period ended on the Closing Date (except that, solely for purposes of determining the marginal tax rate applicable to income or receipts during such period in a jurisdiction in which such tax rate depends upon the level of income or receipts, annualized income or receipts may be taken into account, if appropriate, for an equitable sharing of such Taxes); and

                           (y) in the case of Taxes not described in subparagraph (x) above that are imposed on a periodic basis, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the Interim Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire relevant period.

         SECTION 11.2. Other Indemnification by Times Mirror. From and after the Effective Time, Times Mirror shall indemnify Acquiror and its affiliates (including Mosby Parent and Mosby) and each of their respective officers, directors, employees and agents against and hold them harmless from any Losses suffered or incurred by any such indemnified party to the extent arising from
(a) any failure of any representation or warranty of Times Mirror contained in this


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
Agreement or in any other document or certificate delivered pursuant to the terms hereof, other than the representations and warranties contained in Section 3.17, to be true and correct as of the date of this Agreement or as of the Effective Time, (b) any breach by Times Mirror of any covenant contained in this Agreement requiring performance after the Effective Time or by Mosby of any covenant contained in this Agreement to be performed prior to the Effective Time or (c) the matters set forth on Schedule 3.16 or any environmental liabilities associated with the property located at 11830 Westline Industrial Drive, St. Louis, Missouri; provided, however, that except with respect to the representation set forth in Section 3.19, Times Mirror shall not have any liability under clause (a) of this Section 11.2 unless the aggregate of all Losses relating thereto for which Times Mirror would, but for this provision, be liable exceeds on a cumulative basis an amount equal to $5,000,000, in which case Times Mirror shall be responsible for all such Losses; and provided further, however, that except with respect to the representation set forth in
Section 3.19, Times Mirror's aggregate liability under clause (a) of this
Section 11.2 shall in no event exceed an amount equal to $83,000,000. The indemnification provided under this Section 11.2 shall be exclusive of any indemnification provided by Times Mirror pursuant to Section 2.3 and shall be provided only with respect to matters discovered by Acquiror after the Effective Time.

         SECTION 11.3. Indemnification by Acquiror. From and after the Effective Time, Acquiror shall indemnify Times Mirror and its officers, directors, employees and agents against and hold them harmless from any Losses suffered or incurred by any such indemnified party to the extent arising from (a) any failure of any representation or warranty of Acquiror, Mosby Parent or MergerSub contained in this Agreement or in any other document or certificate delivered pursuant to the terms hereof to be true and correct as of the Effective Time or
(b) any breach by Acquiror, Mosby Parent or MergerSub of any covenant contained in this Agreement requiring performance after the Effective Time; provided, however, that Acquiror shall not have any liability under clause (a) of this
Section 11.3 unless the aggregate of all Losses relating thereto for which Acquiror would, but for this provision, be liable exceeds on a cumulative basis an amount equal to $5,000,000, in which case Acquiror shall be responsible for all such Losses; and provided further, however, that Acquiror's aggregate liability under clause (a) of this Section 11.3 shall in no event exceed an amount equal to $83,000,000.

         SECTION 11.4. Losses Net of Insurance. The amount of any Losses for which indemnification is provided under this Article 11 shall be net of any amounts actually recovered by the indemnified party under insurance policies with respect to such Losses. The indemnified party shall promptly make all appropriate claims with respect to such Losses under applicable insurance policies and shall use all reasonable efforts to recover such Losses under any such insurance policies.

         SECTION 11.5. Termination of Indemnification. The obligations to indemnify and hold harmless a party hereto, (a) pursuant to Section 11.1, shall terminate 120 days after the time the applicable statutes of limitations with respect to the Tax liabilities in question expire (giving effect to any extension thereof by waiver or otherwise), (b) pursuant to clause (a) of Sections 11.2 and 11.3, shall terminate when the applicable representation or warranty terminates pursuant to Section 13.13, and (c) pursuant to clauses (b) and (c) of Section 11.2 and clause (b)


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
of Section 11.3, shall not terminate; provided, however, that as to clauses (a) and (b) above, such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified or the related party hereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (setting forth the detailed basis of such claim) to the indemnifying party.

         SECTION 11.6. Procedures Relating to Indemnification (Except Under
Section 11.1). In order for a party (the "indemnified party") to be entitled to any indemnification provided for under this Agreement (other than under Section 11.1) in respect of, arising out of or involving a claim or demand made by any person, firm, governmental authority or corporation against the indemnified party (a "Third-Party Claim"), such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Third-Party Claim within 10 Business Days after receipt by such indemnified party of written notice of the Third-Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party, within 5 Business Days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third-Party Claim.

         If a Third-Party Claim is made against an indemnified party, the indemnifying party will be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the indemnified party thereafter, to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. Should the indemnifying party so elect to assume the defense of a Third-Party Claim, the indemnifying party will not be liable to the indemnified party for legal fees and expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense, provided, that the indemnifying party shall not take any action in the conduct of such defense that would adversely affect the indemnified party without the consent of the indemnified party. The indemnified party shall also have the right to employ no more than one separate counsel for each indemnified party (and one local counsel in each jurisdiction where it is reasonably necessary) not reasonably objected to by the indemnifying party, at the expense of the indemnifying party, but only if: (i) the use of counsel chosen by the indemnifying party to represent the indemnified party or parties would present such counsel with a conflict of interest, (ii) the actual or potential defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or are in addition to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or
(iv) the indemnifying party shall in writing authorize the indemnified party to employ separate counsel at


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
the expense of the indemnifying party. In addition, the indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof (other than during any period in which the indemnified party shall have failed to give notice of the Third-Party Claim as provided above). If the indemnifying party chooses to defend or prosecute any Third-Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third-Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the indemnifying party chooses to defend or prosecute any Third-Party Claim, the indemnifying party shall not, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement (x) that provides for injunctive or other nonmonetary relief affecting the indemnified party or any affiliate thereof, or (y) that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each indemnified party that is the subject of such Third-Party Claim of a release from all liability with respect to such claim. Whether or not the indemnifying party shall have assumed the defense of a Third-Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). All Tax Claims shall be governed by Section 11.7.

         Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Third-Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the indemnified party in defending such Third-Party Claim) if the Third-Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party which the indemnified party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third-Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages. The indemnification required by Sections 11.2 and
11.3 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

         SECTION 11.7. Procedures Relating to Indemnification of Tax Claims. If a claim shall be made by any taxing authority, which, if successful, would result in an indemnity payment to Mosby or one of its subsidiaries pursuant to
Section 11.1 (a "Tax Claim"), Mosby shall promptly notify Times Mirror in writing of such Tax Claim stating the nature and basis of such Tax Claim and the amount thereof, to the extent known by Mosby. If notice of a Tax Claim is not given to Times Mirror within a sufficient period of time to allow Times Mirror to effectively contest such Tax Claim, or in reasonable detail to apprise Times Mirror of the nature of the Tax Claim, in each case taking into account the facts and circumstances with respect to such Tax Claim, Times Mirror shall not be liable to Mosby or any of its affiliates to the extent that Times Mirror's ability to effectively contest such Tax Claim is actually prejudiced as a result thereof.


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
                  With respect to any Tax Claim, Times Mirror shall control all proceedings taken in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest the Tax Claim in any permissible manner, provided, however, that Times Mirror shall consult with Acquiror and shall act in good faith in the settlement or compromise of any such issue or matter that may have a material adverse effect on the Tax Liability of Mosby or its subsidiaries for a Post-Closing taxable year or period or an Interim Period. Acquiror, Mosby Parent and Mosby and each of their respective affiliates shall cooperate with Times Mirror in contesting any Tax Claim, which cooperation shall include the retention and (upon Times Mirror's request) the provision to Times Mirror of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim. Mosby may defend any audit or proceedings, without any effect on its right to indemnification under Section 11.1, if Times Mirror does not answer such defense.

         SECTION 11.8. Exclusive Remedy. In the absence of fraud or willful misconduct on the part of the indemnifying party, or any of its officers, directors, employees or agents in connection with the negotiation, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, following the Closing the remedy contained in Sections 11.1, 11.2 and
11.3 shall constitute the sole and exclusive remedy of the indemnified party (and its affiliates and each of their respective officers, directors, employees and agents) against the indemnifying party for Losses suffered or incurred in connection with this Agreement and the transactions contemplated hereby.

         SECTION 11.9.  Waiver of Certain Claims.

                  (a) Waivers Related to Mosby Parent. Times Mirror understands, agrees and acknowledges (i) that in discharging their fiduciary duties under applicable law, the directors of Mosby Parent elected by Acquiror shall be permitted to consider only the interests of the stockholders that elected them and (ii) that Acquiror is entering into this Agreement in reliance upon, among other things, this Section 11.9. Times Mirror hereby agrees, on behalf of itself and its affiliates, to waive, and to release and hold harmless any officers or employees of any of Acquiror, Mosby Parent or Mosby, or any individuals serving at the request of any of the foregoing, who serve as directors of Mosby Parent from, any liability whatsoever in respect of any breach or alleged breach of fiduciary duty in the discharge of such persons' duties as directors of Mosby Parent, to the extent that any such claim would arise from such directors' acting in the interests solely of the stockholders that elected them.

                  (b) Waivers Related to Mosby. Mosby Parent understands, agrees and acknowledges (i) that in discharging their fiduciary duties under applicable law, the directors of Mosby shall be permitted to consider only the interests of the stockholders that elected them and (ii) Acquiror is entering into this Agreement in reliance upon, among other things, this


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
Section 11.9. Mosby Parent hereby agrees, on behalf of itself and its affiliates, to waive and to release and hold harmless any officers or employees of any of Acquiror, Mosby Parent or Mosby, or any individuals serving at the request of any of the foregoing, who serve as directors of Mosby from, any liability whatsoever in respect of any breach or alleged breach of fiduciary duty in the discharge of such persons' duties as directors of Mosby, to the extent that any such claim would arise from the directors' acting in the interests solely of the stockholders that elected them.

                  (c) Transferees Bound. Times Mirror agrees to cause any transferee of the Mosby Parent Common Stock to sign an agreement whereby it agrees to the foregoing clauses (a) and (b).

                                   ARTICLE 12

                                   TAX MATTERS

         SECTION 12.1. Taxes.

                  (a) Returns and Payments. Times Mirror shall timely prepare and file with the Internal Revenue Service (the "IRS") all federal income and with the appropriate state agencies all California, Minnesota, Kansas, Utah, Colorado, Illinois and Connecticut income and franchise Tax Returns required to be filed by Times Mirror and its affiliated group with respect to Mosby and its subsidiaries for all taxable years ending on or before the Closing Date, and shall pay all Taxes due with respect to such Tax Returns. Mosby shall timely prepare and file with the appropriate Tax authorities all other Tax Returns required to be filed by Mosby and its subsidiaries, and, subject to its right of indemnification under Section 11.1, shall pay all Taxes due with respect to such Tax Returns.

                  (b) Transfer Taxes. Acquiror shall pay 50% of all transfer Taxes resulting from the transactions contemplated by this Agreement.

         SECTION 12.2. Cooperation. Times Mirror, Acquiror, Mosby Parent and Mosby shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all returns, reports and forms relating to Taxes, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all Taxable periods relating to Taxes. Each of Acquiror, Mosby Parent, Mosby and Times Mirror recognizes that Times Mirror will need access, from time to time, after the Effective Time, to certain accounting and Tax records and information held by Mosby to the extent such records and information pertain to events occurring prior to the Effective Time; therefore, Mosby agrees, and Acquiror and Mosby Parent agree to cause Mosby, (a) to properly retain and maintain such records until such time as Acquiror, Mosby Parent, Mosby and Times Mirror agree in writing that such retention and maintenance is no longer necessary and (b) to allow Times Mirror and its agents and representatives, at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as Times Mirror or such representatives may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at Parent's expense.


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
         12.3. Tax Sharing Agreements. As of the Closing Date, any and all Tax sharing, indemnity or allocation agreements in effect between Mosby or its subsidiaries, on the one hand, and Times Mirror or any of its affiliates, on the other hand, shall terminate. After the Closing Date, no Taxes or other amounts shall be paid or reimbursed by Mosby or its subsidiaries under any such agreement, regardless of the taxable year or period for which such Taxes are imposed.

                                   ARTICLE 13

                                  MISCELLANEOUS

         SECTION 13.1. Expenses. Whether or not the transactions contemplated hereby are consummated, and except as otherwise provided in this Agreement, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

         SECTION 13.2. Attorneys' Fees. Should any arbitration or litigation be commenced concerning this Agreement or the rights and duties of any party with respect to it, the party prevailing shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for such party's attorneys' fees and expenses determined by the court in such arbitration or litigation or in a separate action brought for that purpose.

         SECTION 13.3. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Times Mirror, Mosby, Acquiror, Mosby Parent or MergerSub without the prior written consent of the other parties hereto (except that nothing herein shall be construed (a) as obligating Times Mirror to obtain the consent of Mosby or Mosby to obtain the consent of Times Mirror to any of the transactions described above or (b) as obligating (i) Acquiror to obtain the consent of Mosby Parent or MergerSub, (ii) Mosby Parent to obtain the consent of Acquiror or MergerSub or (iii) MergerSub to obtain the consent of Mosby Parent or Acquiror to any of the transactions described above); provided, however, that Acquiror shall be permitted to assign its rights and/or obligations hereunder to any of its wholly owned subsidiaries, so long as Acquiror remains secondarily and unconditionally liable hereunder for the obligations of such subsidiary and that no assignment otherwise permitted in accordance with this Section 13.3 shall limit or affect the assignor's obligations hereunder.

         SECTION 13.4. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder, except for the persons referred to in Section 11.9. Without limiting the foregoing, nothing herein shall be construed to give any Mosby Employee or any other person any right to employment or continued employment, or to participate in or receive benefits under any employee benefit plan.

         SECTION 13.5. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent prepaid telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand or telecopied, or if mailed, three


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
days after mailing (one Business Day in the case of express mail or overnight courier service), as follows:

                  (i) if to Acquiror, Mosby Parent or Merger Sub or, after the Effective Time, Mosby,

                        Harcourt Brace & Company
                        27 Boylston Street
                        Chestnut Hill, MA  02167
                        Attention:       Brian J. Knez, President
                        Telecopier No.:  (617) 278-5567

                        with copies to:

                        Harcourt General, Inc.
                        27 Boylston Street
                        Chestnut Hill, MA  02167
                        Attention:       Eric P. Geller, Esq.,
                                         Senior Vice President and
                                         General Counsel
                        Telecopier No.:  (617) 278-5567

                        and

                        Simpson Thacher & Bartlett
                        425 Lexington Avenue
                        New York, NY  10017
                        Attention:       John G. Finley, Esq.
                        Telecopier No.:  (212) 455-2502

                  (ii)  if to Times Mirror,

                        Times Mirror Square
                        Los Angeles, California  90053
                        Attention:       Thomas Unterman
                                         Executive Vice President and
                                         Chief Financial Officer
                        Telecopier No.:  (213) 237-3705

                        with a copy to:

                        Gibson, Dunn & Crutcher LLP
                        333 South Grand Avenue
                        Los Angeles, California  90071
                        Attention:  Peter F. Ziegler, Esq.
                        Telecopier No.:  (213) 229-7520


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
                  (iii) if to Mosby, prior to the Effective Time, to:

                        c/o Matthew Bender & Company, Incorporated
                        2 Park Avenue
                        New York, New York  10016
                        Attention:       Kathryn M. Downing
                                         President and Chief Executive Officer
                        Telecopier No.:  (212) 448-2022

                        with a copy to:

                        The Times Mirror Company
                        2 Park Avenue
                        New York, New York  10016
                        Attention:       James Imbriaco, Esq.
                                         Vice President and General Counsel
                        Telecopier No.:  (212) 448-2022

         SECTION 13.6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

         SECTION 13.7. Entire Agreement. This Agreement (including the exhibits and schedules) and the Confidentiality Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

         SECTION 13.8. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and the parties shall negotiate in good faith to replace such provision with one that shall as nearly as possible effectuate the intent of the parties.

         SECTION 13.9. Amendment. This Agreement may be amended only by an instrument in writing signed on behalf of each of the parties hereto.

         SECTION 13.10. Extension; Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance by any other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.


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
         SECTION 13.11.  Dispute Resolution.

                  (a) Accounting Disputes. Notwithstanding anything to the contrary contained in this Section 13.11, any controversy, dispute or claim arising under this Agreement related to or arising out of accounting matters relating to this Agreement shall be resolved by means of discussions between the regularly retained independent certified public accountants of Acquiror and Times Mirror. In the event that the independent certified public accountants of each of Acquiror and Times Mirror are unable to resolve the dispute within 60 days after the dispute is first submitted to them, then a third independent certified public accountant of recognized national standing shall be selected by the independent certified public accountants of each of Acquiror and Times Mirror and the determination of such third independent certified public accountant, with respect to the matter in dispute, shall be rendered within 45 days after the dispute has been submitted to it and such determination shall be final and binding on all of the parties hereto. The fees, costs and expenses of such third accounting firm shall be borne equally by Times Mirror and Acquiror.

                  (b) Other Disputes. Notwithstanding anything to the contrary contained in this Section 13.11, any controversy, dispute or claim by any party arising under this Agreement, including any claim for injunctive or other equitable relief, including specific performance (including specific performance of the agreement to resolve disputes related to or arising out of accounting matters contained in Section 13.11(a)), may be brought in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York. Each of Times Mirror, Mosby, Acquiror, Mosby Parent and MergerSub irrevocably submits to the exclusive jurisdiction of
(i) the Supreme Court of the State of New York, New York County and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of Times Mirror, Mosby, Acquiror, Mosby Parent and MergerSub agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or, if, for jurisdictional reasons, such suit, action or other proceeding may not be brought in such court, in the Supreme Court of the State of New York, New York County. Each of Times Mirror, Mosby, Acquiror, Mosby Parent and MergerSub further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 13.5 above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of Times Mirror, Mosby, Acquiror, Mosby Parent and MergerSub irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (x) the Supreme Court of the State of New York, New York County or (y) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.


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
         SECTION 13.12.  Interpretation of this Agreement.

                  (a) Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, "including" is not limiting and "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole (including the Preamble, the Recitals, the Schedules and the Exhibits) and not to any particular provision of this Agreement. Article, section, exhibit, schedule, recital and preamble references in this Agreement are to those portions of this Agreement unless otherwise specified.

                  (b) Knowledge. Whenever any representation or warranty of any party contained in this Agreement or in any certificate or other document delivered in connection with this Agreement is qualified to the "Knowledge" of such party, such qualification shall mean the actual knowledge, after due inquiry, of (i) in the case of Times Mirror, Mark H. Willes, Chief Executive Officer, Thomas Unterman, Chief Financial Officer and William A. Niese, General Counsel, in each case of Times Mirror, and Kathryn M. Downing, President and Chief Executive Officer, Francine Columbus, Vice President and Chief Financial Officer, and James Imbriaco, Vice President and General Counsel, in each case of Mosby, and any person who may succeed to any of such offices prior to the Effective Time and (ii) in the case of Acquiror, Brian J. Knez, President and Stephen C. Richards, Vice President and Chief Financial Officer, in each case, of Acquiror, and John R. Cook, Senior Vice President and Chief Financial Officer, and Eric P. Geller, Senior Vice President and General Counsel, in each case, of Harcourt General, Inc., and any person who may succeed to any of such offices prior to the Effective Time.

                  (c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State.

                  (d) Headings, Exhibits and Schedules. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the Table of Contents to this Agreement, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any matter disclosed in one Schedule hereto shall be deemed incorporated by reference into each other Schedule hereto and disclosed in each such Schedule to the extent that the relevancy of such matter to each such other Schedule is reasonably apparent from the disclosure included on the Schedule.

                  (e) Representation By Counsel; Interpretation. Times Mirror, Mosby, Acquiror, Mosby Parent and MergerSub each acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law, including Section 1654 of the California Civil Code or any comparable provision of New York law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be


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
interpreted in a reasonable manner to effect the intent of Times Mirror, Mosby, Acquiror, Mosby Parent and MergerSub.

         SECTION 13.13 Survival of Representations. The representations and warranties in this Agreement (other than representations and warranties relating to Taxes and environmental matters) and in any other document identified as being delivered in connection with this Agreement shall survive the Closing solely for purposes of Section 11.2 and 11.3 and shall terminate at the close of business on January 31, 2000. The representations and warranties relating to environmental matters shall survive the Closing solely for the purposes of Sections 11.2 and 11.3 and shall terminate when the applicable statutes of limitations with respect to the environmental liabilities in question expire (giving effect to any extension thereof by waiver or otherwise). The representations and warranties relating to Taxes shall terminate at the Effective Time; however, Times Mirror's obligations under Section 11.1 shall survive until 120 days after the expiration of the applicable statute of limitations with respect to each Tax.

         SECTION 13.14. No Punitive Damages. Notwithstanding anything to the contrary elsewhere in this Agreement, after the Effective Time, other than in the case of fraud or willful misconduct on the part of another party, no party (or its affiliates) shall, in any event, be liable to any other party (or its affiliates) for any punitive damages relating to the breach or alleged breach of this Agreement except (x) for any willful breach of Section 7.7 and (y) to the extent that any such damages are awarded in connection with a Third-Party claim.

         SECTION 13.15. Adjustments. The per share and aggregate stated value of the MergerSub Preferred Stock set forth in this Agreement and the Exhibits hereto are based on the assumption that the MergerSub Debt is $200,000,000 immediately prior to the Effective Time. If the MergerSub Debt is less than $200,000,000 immediately prior to the Effective Time, the per share and aggregate stated value of the MergerSub Preferred Stock shall be adjusted by mutual agreement of the parties hereto.

         SECTION 13.16. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement and the Exhibits hereto was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of New York or any New York state court, in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 13.17. Amendment and Restatement. As of the date first written above, this Agreement shall amend, restate and supersede the Existing Merger Agreement in its entirety.


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
                  IN WITNESS WHEREOF, the parties have caused this Amended and Restated Agreement and Plan of Merger to be duly executed as of the date first written above.

                                THE TIMES MIRROR COMPANY
                                a Delaware corporation


                                By:  /s/ THOMAS UNTERMAN
                                     ------------------------------------
                                     Name:  Thomas Unterman
                                     Title:  Executive Vice President and
                                                  Chief Financial Officer

                                MOSBY, INC.,
                                a Missouri corporation


                                By:  /s/ JAMES IMBRIACO
                                     ------------------------------------
                                     Name:  James Imbriaco
                                     Title:  Vice President and General Counsel

                                HARCOURT BRACE & COMPANY,
                                a Delaware corporation


                                By:  /s/ JOHN R. COOK
                                     ------------------------------------
                                     Name:  John R. Cook
                                     Title: Vice President

                                MOSBY PARENT CORP.,
                                a Delaware corporation


                                By:  /s/ JOHN R. COOK
                                     ------------------------------------
                                     Name:  John R. Cook
                                     Title: Vice President

                                MOSBY ACQUISITION CORP.,
                                a Missouri corporation


                                By:  /s/ JOHN R. COOK
                                     ------------------------------------
                                     Name:  John R. Cook
                                     Title: Vice President


                                       56